EXHIBIT 4.02

AEGON USA, INC.

PROFIT SHARING PLAN

(As Amended and Restated Effective as of January 1, 2007)

2.43	“Roth Contributions”	18
2.44	“Roth Contributions Account”	18
2.45	“Section 415 Compensation”	18
2.46	“Tax Deferred Contributions”	18
2.47	“Tax Deferred Contributions Account”	18
2.48	“Tax Deferred Election”	18
2.49	“Termination Date”	18
2.50	“Total and Permanent Disability or Totally and Permanently Disabled”	18
2.51	“Trustee(s)”	18
2.52	“Trust Agreement”	18
2.53	“Year of Service”	19

ARTICLE III	PARTICIPATION	19
3.1	Eligibility for Participation	19
3.2	Continued Participation	19
3.3	Participation Not Contract of Employment	19
3.4	Restricted Participation	19

ARTICLE IV	EMPLOYER AND ROLLOVER CONTRIBUTIONS	20
4.1	Tax Deferred Contributions, Roth Contributions and Employer Matching Contributions	20
4.2	Catch-Up Contributions	20
4.3	Tax Deferred Election	21
4.4	Non-Discrimination Test for Tax Deferred Contributions	21
4.5	Non-Discrimination Test for Employer Matching Contributions	23
4.6	Distribution of Excess Contributions	23
4.7	Limitations on Amount of Employer Contributions	24
4.8	Rollover Contributions	24

ARTICLE V	PARTICIPANTS’ ACCOUNTS	24
5.1	Participants’ Accounts	24
5.2	Allocation and Crediting of Employer Contributions	25
5.3	Limitation on Amount Credited to Participants	25
5.4	Reduction of Contributions	26
5.5	Allocation of Forfeitures	26

ARTICLE VI	PLAN ACCOUNTING	26
6.1	Adjustment of Plan Accounts	26
6.2	Statement of Accounts	27

ARTICLE VII	TRUST FUND, INVESTMENT FUNDS AND INVESTMENT ELECTIONS	27
7.1	Investment Funds	27
7.2	Investment Election Procedures	27
7.3	Transfers Between Investment Funds	27
7.4	Special Company Stock Fund Provisions	27
7.5	Special Self-Directed Account Provisions	28
7.6	Investment of Cash	28

ARTICLE VIII	VESTING	29
8.1	Fully Vested Benefits	29
8.2	Dispositions of Certain Businesses	29
8.3	Partially Vested Benefits	30
8.4	Forfeiture Accounts and Forfeitures	30

ARTICLE IX	DISTRIBUTIONS, LOANS AND WITHDRAWALS	31
9.1	Manner of Making Payments	31
9.2	Distribution of Plan Accounts in the Form of an Annuity	32
9.3	Pre-Retirement Survivor Annuity	33
9.4	Time for Distribution	34
9.5	Distributions Made Upon Participant’s Death	34
9.6	Facility of Payment	38
9.7	Interests Not Transferable	38
9.8	Absence of Guaranty	38
9.9	Designation of Beneficiary	38
9.10	Missing Persons, No Beneficiaries, and Estates	39
9.11	Qualified Domestic Relations Order	39
9.12	Loans to Participants	40
9.13	Hardship Withdrawals	42
9.14	Other In-Service Withdrawals	44
9.15	Restrictions on Distribution of Tax Deferred Contributions	44
9.16	Direct Rollovers	44
9.17	Income Tax Withholding	46

ARTICLE X	AMENDMENT AND TERMINATION	47
10.1	Amendment	47
10.2	Termination	47
10.3	Merger and Consolidation of Plan, Transfer of Plan Assets	47
10.4	Vesting and Distribution on Termination and Partial Termination	47
10.5	Notice of Amendment, Termination or Partial Termination	47
10.6	Transfer from Other Qualified Plans	47
10.7	Transfer to Other Qualified Plans	48
10.8	Elective Transfers to and from Other Qualified Plans	48

ARTICLE XI	TOP-HEAVY PROVISIONS	48
11.1	In General	48

ARTICLE XII	PLAN ADMINISTRATION	49
12.1	Plan Administrator	49
12.2	Powers and Duties of Plan Administrator	49
12.3	Actions by Committee	50
12.4	Interested Committee Members	50
12.5	Indemnification	50
12.6	Conclusiveness of Action	51
12.7	Payment of Expenses	51
12.8	Claims Procedure	51
12.9	Restriction on Venue and Limitations on Actions	52

SCHEDULE A		53
SCHEDULE B		54

AEGON USA, INC. PROFIT SHARING PLAN

(As Amended and Restated Effective January 1, 2007)

ARTICLE I

GENERAL

1.1 Adoption and Restatement Effective Date. AEGON, USA, Inc. (“Company”) previously adopted the AEGON USA, Inc. Profit Sharing Plan. This document constitutes an amendment, restatement and continuation of the Plan effective as of January 1, 2007.

The Company intends the Plan to continue to qualify as a profit sharing plan and cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and to continue to comply with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is also intended to qualify as an ERISA Section 404(c) plan to the extent the investment of Plan assets is directed by Participants. For purposes of Section 401(a)(27)(B) of the Code, the Plan is designated a profit sharing plan.

Except as required under the Code, and as otherwise specifically provided in this document or any amendment thereof, the provisions of this Plan shall apply to Employees who participate in the Plan on or after January 1, 2007. The rights of former Employees who terminated participation in the Plan prior to January 1, 2007 shall be governed by the terms of the Plan as in effect on the date their participation in the Plan terminated.

1.2 Schedules. This Plan is comprised of the Plan document and certain Schedules thereto. When interpreting the Plan, the Plan document shall be construed consistent with and in conjunction with such Schedules.

ARTICLE II

DEFINITIONS

In addition to other terms defined throughout the Plan, the following defined terms are used in the Plan. All section references are to the Plan, unless otherwise stated.

2.1 “Account” shall mean, unless otherwise stated, all of the subaccount(s) established for a Participant, including any Tax Deferred Contributions Account, Roth Contributions Account, Employer Matching Contributions Account, Rollover Account(s), and any other account that the Plan Administrator may establish for Participants pursuant to Article V.

2.2 “Accounting Date” shall generally mean the last day of each Plan Year quarter, any other date selected by the Plan Administrator and an Accounting Date occurring under Section 10.4. However, if a Participant elects to invest any portion of his or her Account in an Investment Fund under Section 7.1 that has more frequent valuation dates, then the latest valuation date that can be used under the rules of such Investment Fund shall be an Accounting Date, but only for purposes of valuing a Participant’s Accounts under Section 6.1 and distributing a Participant’s Accounts under Article IX.

2.3 “Actual Contribution Percentage” shall mean the percentage which the Employer Matching Contributions allocated to a Participant’s Employer Matching Contribution Account for a Plan Year bears to a Participant’s Compensation. The Actual Contribution Percentage is based on Compensation for the current Plan Year for Highly Compensated Employees and for Non-Highly Compensated Employees.

2.4 “Actual Deferral Percentage” shall mean the percentage that the Tax Deferred Contributions (excluding make up contributions under Code Section 414(u)) allocated to a Participant’s Tax Deferred Contributions Account for a Plan Year bears to a Participant’s Compensation. The Actual Deferral Percentage is based on Compensation for the current Plan Year for Highly Compensated Employees and for Non-Highly Compensated Employees.

2.5 “Age” shall mean an Employee’s age at his or her last birthday.

2.6 “Anniversary Year” shall mean the twelve (12) month period following an Employee’s date of hire or date of re-employment (after a Break in Service), and each succeeding twelve (12) month period.

2.7 “Beneficiary” shall mean a person or persons who is or may become entitled to a benefit under the Plan by reason of the Participant’s death pursuant to Section 9.9. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary until the Plan fully distributes all benefits due under the Plan. A Beneficiary’s right to (and the Trustees’ duty to provide) information or data concerning the Plan shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

2.8 “Break in Service” shall mean an Anniversary Year in which an Employee is credited with fewer than five hundred one (501) Hours of Service.

Solely for purposes of determining whether a Break in Service has occurred in an Anniversary Year, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Anniversary Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Anniversary Year.

2.9 “Catch-up Contributions” shall mean the contributions made on behalf of eligible Participants pursuant to Section 4.2.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor laws thereto and all regulations issued thereunder.

2.11 “Company” shall mean AEGON USA, Inc., and its successors and assigns.

2.12 “Compensation” shall mean, for any period, cash compensation received by a Participant from an Employer that is includible in the Participant’s gross income for that period, including base pay, overtime compensation, holiday and vacation pay, pay for jury duty, funeral attendance, military duty and leaves of absence, commissions and performance bonuses, certain short-term and long-term incentive bonus pay, deferred incentive pay, amounts received under any AEGON USA, Inc. Deferred Cash Incentive Compensation Plan, and short-term disability payments. Compensation also shall include any compensation deferred by the Participant pursuant to salary reduction elections that are not includible in the gross income of the Participant under Code Sections 401(k), 125, 132(f) or 402(g). Compensation shall be credited during periods of Qualified Military Service (as defined in Chapter 43 of Title 38, United States Code), in accordance with Code Section 414(u). The annual Compensation of each Participant taken into account in determining allocations for any Plan Year, shall not exceed $225,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. Notwithstanding the foregoing provisions of this Section 2.12, all other items of extra pay, including but not limited to the following, shall not be included in Compensation:

(a)	payments from and amounts deferred under all nonqualified deferred compensation plans;

(b)	non-qualified defined contribution plan contributions;

(c)	stock compensation received as long-term incentive pay covering a performance period of more than one year;

(d)	income generated from stock options or attributable to the exercise of stock options;

(e)	severance pay, whether in a lump sum or through salary continuation;

(f)	settlements in connection with termination of employment;

(g)	matching contributions to this Plan or any non-qualified defined contribution plan;

(h)	overpayments, whether or not corrected;

(i)	cash payments from insurance or other employee benefit programs, such as medical, dental and long-term disability benefits;

(j)	cash and non-cash prizes;

(k)	teaching fees;

(l)	non-cash compensation whether or not taxable during the period, including but not limited to the imputed value of group term life insurance;

(m)	the value of non-cash fringe benefits, including non-cash incentive awards and financial planning services;

(n)	reimbursed expenses, including but not limited to the value of employer-paid moving expenses, including mortgage subsidy payments, auto lease and rental payments, education expenses and reimbursements, and reimbursed expenses for adoption assistance (except in the case of adoption assistance reimbursements provided by means of salary reductions through a cafeteria plan);

(o)	state disability insurance refunds;

(p)	income resulting from elections under Code Section 83(b);

(q)	income resulting from property vesting pursuant to Code Section 83;

(r)	any special compensation paid on account of assignment in foreign countries, including but not limited to cost of living payments or tax equalization or tax gross-up payments;

(s)	hiring and other bonuses not related to performance (including retention incentives and employee referral bonuses);

(t)	special compensation that is paid as a result of or in connection with an acquisition or divestiture of an Employer or of a division, operating location or other business unit of an Employer, regardless of whether related to performance, unless the Plan is otherwise amended to recognize such special compensation as Compensation under the Plan by listing such compensation in Schedule A; and

(u)	compensation received from certain short term incentive compensation plans not included in Schedule A of the Plan.

For purposes of determining the Actual Contribution Percentage and the Actual Deferral Percentage, and for performing the average deferral percentage test in Section 4.4 and the average contribution percentage test in

Section 4.5, the Company (to the extent permitted, or required, by applicable law) may designate from year to year any definition of Compensation which is permitted under Code Section 414(s) and may designate as the applicable period for determining Compensation that portion of the Plan Year during which the Participant is eligible to participate in the Plan.

2.13 “Deferred Retirement Date” shall mean the date a Participant retires after his or her Normal Retirement Date.

2.14 “Early Retirement Date” shall mean the first day of the month coincident with or following attainment of age fifty-five (55), but occurring prior to the Normal Retirement Date.

2.15 “Effective Date” shall mean January 1, 2007, the effective date of the Plan as amended and restated herein.

2.16 “Eligible Employee” shall mean an Employee who performs at least twenty (20) Hours of Service per week for an Employer as a common-law employee, but excludes any independent contractors, individuals providing services to an Employer pursuant to an agreement between such Employer and a third party, self-employed person, or Employees who are non-resident aliens receiving no earned income from the Employer which constitutes income from United States sources, as that phrase is defined in Code Section 861(a)(3). Notwithstanding the foregoing, or any provision of the Plan to the contrary, any individual who is compensated, directly or indirectly, by an Employer and with respect to whom compensation is not treated by an Employer at the time of payment as being subject to statutorily required payroll tax withholdings, such as withholding of Federal and/or state income tax and/or Social Security Tax withholding, shall not be an Eligible Employee. For purposes of the preceding sentence, statutorily required backup withholding shall not be considered to be payroll tax withholding. The foregoing exclusions from participation shall apply notwithstanding any contrary determination of employee status by any court or governmental agency including, but not limited to, the Internal Revenue Service.

2.17 “Employee” shall mean any common law employee of the Employer, excluding (i) any person who is a Leased Employee or a statutory employee; and (ii) any employee who is a part of a collective bargaining unit for which benefits have been the subject of good faith negotiation unless and until the Employer and the collective bargaining unit representative for that unit through the process of good faith bargaining agree in writing for coverage hereunder.

2.18 “Employer” shall mean each of the Company and each Related Company that has adopted this Plan, and such companies shall be referred to herein, collectively, as the “Employers.” Schedule B sets forth the Related Companies who participate in the Plan as of January 1, 2007.

2.19 “Employer Matching Contributions” shall mean the contributions made on behalf of eligible Participants pursuant to Section 4.1(c).

2.20 “Employer Matching Contributions Account” shall mean the separate subaccount maintained for a Participant to which are credited Employer Matching Contributions made on behalf of the Participant and investment earnings and losses attributable thereto.

2.21 “Employment Commencement Date” shall mean the date on which an Employee first completes an Hour of Service.

2.22 “Entry Date” shall mean the first day of the first payroll period following the date the Eligible Employee becomes eligible to participate in the Plan by satisfying the requirements of Section 3.1.

2.23 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor laws thereto and all regulations issued thereunder.

2.24 “Excess Contributions” shall have the meaning provided in Section 4.6.

2.25 “Forfeitures” shall mean the portion of a Participant’s Employer Matching Contribution Account that is not vested on the Participant’s Termination Date by reason of the provisions of Article VIII.

2.26 “Forfeiture Account” shall mean the account established pursuant to Section 8.4 to which are credited a Participant’s Forfeitures, if any.

2.27 “Highly Compensated Group” shall mean the group that includes every “Highly Compensated Employee.” A “Highly Compensated Employee” shall mean an Eligible Employee of the Employers and Related Companies who: (a) was at any time during the Plan Year or the preceding Plan Year a five percent (5%) owner of the Employer, or (b) for the preceding Plan Year, received compensation, as defined in Code Section 415(c)(3), from the Employers and Related Companies, in excess of $100,000, as adjusted for inflation pursuant to Code Section 414(q)(1). The term “Highly Compensated Employee” includes highly compensated active Employees and highly compensated former Employees. A “highly compensated former Employee” is any Employee who separated from service with the Employer, or is deemed to have separated from service, prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee during either the Plan Year in which such separation from service occurred or in any Plan Year ending on or after the Employee’s 55th birthday. For purposes of determining whether an Employee is a Highly Compensated Employee, the provisions of Code Section 414(q), and the regulations thereunder, shall apply. A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of Highly Compensated Employee in effect for that Plan Year.

2.28 “Hour of Service” shall mean each hour for which he or she is paid or entitled to payment for the performance of duties for the Company or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or agreed to by the Company or a Related Company. An Employee shall be credited with eight (8) Hours of Service per day for any day during which he or she performs no duties for the Company or Related Company (irrespective of whether the employment relationship has terminated) by reason of:

(a)	vacation;

(b)	holiday;

(c)	illness;

(d)	incapacity;

(e)	layoff;

(f)	jury duty;

(g)	military duty; or

(h)	leave of absence for which he or she is directly or indirectly paid or entitled to payment by the Company or a Related Company;

provided, however, an Employee shall not be credited with more than five hundred and one (501) Hours of Service under this Section for any single continuous period during which he or she performs no duties for the Company or a Related Company. Payments considered for purposes of the foregoing shall include payments unrelated to the length or the period during which no duties are performed but shall not include payments made solely as reimbursement for medical related expenses or solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws. The provisions of 29 C.F.R. §2530.200b-2(b) and (c) are incorporated herein by reference.

2.29 “Leased Employee” shall mean any person who provides services to the Employer pursuant to an agreement between the Employer and any person determined in accordance with Code Section 414(n)(6), such person has performed services for the Employer (or for an Employer and related persons) on a substantially full-time basis for at least one year, and such services are performed under primary direction or control of an Employer, provided that such person shall be included solely for purposes of testing compliance with the requirements of Code Section 414(n)(3)(A) and (B), unless (a) such Leased Employee is covered under a money purchase pension plan providing (i) an employer contribution rate of at least 10% of compensation (as defined in Code Section 415(c)(3), but including deferrals under Code Sections 125, 402(e)(3), 402(h)(1) (B) or 403(b)) using a non-integrated allocation formula, (ii) immediate participation and (iii) full and immediate vesting, and (b) not more than twenty percent (20%) of the Employer’s employees who are not Highly Compensated Employees are Leased Employees. The determination as to whether an individual is a Leased Employee shall be governed by Code Section 414(n) and the regulations promulgated thereunder.

2.30 “Key Employee” shall mean those Employees defined in Code Section 416(i) and the U.S. Treasury regulations thereunder. Generally, a Key Employee is any Employee or former Employee who, at any time during the Plan Year, is:

(a)	An officer of an Employer whose Compensation during the Plan Year exceeds $145,000 (as adjusted under Section 416(i)(1) of the Code). Only those Employers that are incorporated shall be considered as having officers.

(b)	A “5-percent owner” of an Employer (as defined in Section 416((i)(1)(B)(i) of the Code).

(c)	A “1-percent owner” of an Employer (as defined in Code Section 416(i)(1)(B)(ii) of the Code) whose Compensation during the Plan Year from all Employers was more than $150,000.

The determination of Key Employee status shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.31 “Non-Highly Compensated Group” shall mean the group that includes every Eligible Employee who is not a member of the Highly Compensated Group. Every member of the Non-Highly Compensated Group is a “Non-Highly Compensated Employee.”

2.32 “Non-Key Employee” shall mean any Eligible Employee who is not a Key Employee.

2.33 “Normal Retirement Date” shall mean the first day of the month coincident with or next following attainment of age sixty-five (65).

2.34 “Participant” shall mean an Eligible Employee who has satisfied the eligibility requirements of Section 3.1 for participation in the Plan and who is either accruing a benefit under the Plan or entitled to receive a benefit under the Plan.

2.35 “Plan” shall mean the AEGON USA, Inc. Profit Sharing Plan as set forth herein and as amended from time to time.

2.36 “Plan Administrator” shall mean the Company.

2.37 “Plan Year” shall mean the calendar year.

2.38 “Qualified Domestic Relations Order” has the meaning set forth in Section 9.11.

2.39 “Related Company” shall mean an entity which, along with the Company, is a member of a controlled group of corporations, a group of trades or business under common control or an affiliated service group, as described, respectively, in Code Sections 414(b), (c) and (m), or any other entity which is required to be aggregated with the Company under Code Section 414(o).

2.40 “Related Defined Contribution Plan” shall mean any defined contribution plan (as defined in Code Section 414(i)) maintained by an Employer or any other Related Company.

2.41 “Rollover Contributions” shall mean the contributions made by Eligible Employees pursuant to Section 4.8.

2.42 “Rollover Contributions Account” shall mean the separate subaccount established for a Participant to which are credited Rollover Contributions made by an Eligible Employee and investment and earnings losses attributable thereto.

2.43 “Roth Contributions” shall mean a “designated Roth contribution” as defined in Code Section 402A(c)(1) made on behalf of eligible Participants pursuant to Section 4.1(b).

2.44 “Roth Contributions Account” shall mean the separate subaccount maintained for an eligible Participant to which are credited Roth Contributions made on behalf of a Participant and earnings and losses attributable thereto.

2.45 “Section 415 Compensation” A Participant’s “Section 415 Compensation” for any Plan Year shall include all amounts received as compensation for personal services rendered to an Employer or Related Company as an Employee, including, but not limited to, wages, salaries, bonuses, commissions, fees, elective deferrals (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includable in gross income of the Employee by reason of Code Sections 125, 132(f) or 457, but excluding amounts realized from the exercise of non-qualified stock options or lapse of restrictions on restricted property, or amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

2.46 “Tax Deferred Contributions” shall mean the contributions made on behalf of eligible Participants pursuant to Section 4.1(a).

2.47 “Tax Deferred Contributions Account” shall mean the separate subaccount established for a Participant to which are credited Tax Deferred Contributions and Catch-up Contributions made on behalf of a Participant and investment earnings and losses attributable thereto.

2.48 “Tax Deferred Election” shall mean an election by a Participant to make Tax Deferred Contributions pursuant to Section 4.3.

2.49 “Termination Date” shall mean the date on which a Participant’s employment with the Employers and the Related Companies terminates as a result of (i) retirement on or after the Participant’s Early Retirement Date, (ii) the Participant’s Total and Permanent Disability, (iii) the Participant’s death, (iv) the Participant’s voluntary resignation or involuntary dismissal from the Employer, or (v) the attainment of age 62 by a Participant who is a non-resident alien and who is employed by a Related Company that is not an Employer.

2.50 “Total and Permanent Disability or Totally and Permanently Disabled” shall mean a physical or mental condition arising after the Employment Commencement Date of the Participant which causes the Participant to be unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. The determination as to whether a Participant is Totally and Permanently Disabled shall be made either by the claims administrator for the Company’s Long Term Disability Plan or upon evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability.

2.51 “Trustee(s)” shall mean the individuals named by the Board of Directors of the Company from time to time, in accordance with the terms of the Trust Agreement, to serve as Trustees and any successors thereto.

2.52 “Trust Agreement” shall mean the AEGON USA, Inc. Profit Sharing Trust Agreement, effective January 1, 2006 among the Trustees and the Company entered into for the establishment of a trust of all contributions which may be made to the Trustees under the Plan, and any and all amendments. The Trust shall maintain subtrusts with a corporate trustee with respect to the assets of the Company Stock Fund (the “Stock Subtrust”) and participate in the Diversified Investment Advisors Collective Trust (the “Diversified Collective Trust”). The rights, duties and obligations of the trustees of the subtrusts will be as provided in separate trust agreements, which shall be in such form and contain such provisions as the Trustees deem necessary and appropriate.

2.53 “Year of Service” shall mean an Anniversary Year in which an Employee is credited with at least 1,000 Hours of Service. Solely for purposes of determining Years of Service under this Section 2.53, an Employee will be credited with 190 Hours of Service for each calendar month of employment during which the Employee works at least one Hour of Service.

ARTICLE III

PARTICIPATION

3.1 Eligibility for Participation. Subject to the conditions and limitations of the Plan, each Eligible Employee who was a Participant in the Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan. Subject to the conditions and limitations of the Plan, each other Eligible Employee shall become a Participant in the Plan as of the Entry Date that coincides with or next follows the date on which he or she has completed a six-month period of continuous service if he or she is employed with the Employer as an Eligible Employee on such Entry Date. Notwithstanding the foregoing, and subject to the conditions and limitations of the Plan, any Employee who is not an Eligible Employee because he or she does not perform at least twenty (20) Hours of Service per week for an Employer but who completes at least 1,000 Hours of Service during either his or her initial Anniversary Year or during the Plan Year which includes the first anniversary of his or her Employment Commencement Date or during any subsequent Plan Year, shall become a Participant in the Plan as of the Entry Date which coincides with or next following such initial Anniversary Year or Plan Year during which he or she completes one thousand (1,000) Hours of Service.

3.2 Continued Participation. Subject to the provisions of Section 2.28, an Employee who has once met the requirements of Section 3.1 and is rehired as an Employee shall not again be required to meet such requirements as a condition of eligibility.

3.3 Participation Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued to him under the terms of the Plan.

3.4 Restricted Participation. During the period when distribution of part or all of the benefits to which a Participant is entitled under the Plan is deferred beyond, or cannot be made until after, his or her Termination Date, during any period that a Participant continues in the employ of an Employer but is not an Eligible Employee or during any period that a Participant is employed by a Related Company which has not adopted the Plan, the Participant or, in the event of his or her death, his or her Beneficiary, will be considered and treated as a Participant for all purposes of the Plan, except as follows:

(a)	Tax Deferred Contributions, Roth Contributions, Catch-up Contributions and Employer Matching Contributions on behalf of such Participant will not be permitted;

(b)	No share of Forfeitures will be credited to such Participant’s Forfeiture Account;

(c)	No Rollover Contribution may be made to the Plan by or on behalf of such Participant;

(d)	No new loans will be permitted to be taken from the Plan;

(e)	No hardship withdrawals will be permitted to be taken from the Plan; and

(f)	No partial withdrawals will be permitted to be taken from the Plan.

ARTICLE IV

EMPLOYER AND ROLLOVER CONTRIBUTIONS

4.1 Tax Deferred Contributions, Roth Contributions and Employer Matching Contributions. Subject to the following provision of this Article IV and Section 5.3, for each Plan Year each Employer shall contribute to the Trust Fund the following amounts, within the time periods stated therein:

(a)	On behalf of each Participant for whom a Tax Deferred Election (as described in Section 4.3) is in effect, a Tax Deferred Contribution equal to the amount by which the Participant’s Compensation from that Employer has been reduced during that pay period pursuant to the terms of the Tax Deferred Election. The Employer shall pay to the Trustees any Participant Tax Deferred Contributions as soon as practicable after the payroll period ends with respect to when such Participant Tax Deferred Contributions were made but in no event later than the fifteenth business day of the month following the month in which the payroll period ends with respect to when such Participant Tax Deferred Contributions were made.

(b)	On behalf of each Participant who has elected to make an after-tax Roth Contributions pursuant to procedures established by the Plan Administrator, a Roth Contribution in such amount as the Participant has elected. Except as specifically provided otherwise herein, Roth Contributions will be treated as Tax Deferred Contributions for all purposes under the Plan.

(c)	On behalf of each Participant for whom a Tax Deferred Election is in effect for a particular month, an Employer Matching Contribution, equal to 100% of the portion of such Participant’s Tax Deferred Contributions (exclusive of Catch-Up Contributions) for that period that does not exceed 3% of such Participant’s Compensation for that period. The Employer shall pay to the Trustees the Employer Matching Contributions as provided for herein within a reasonable time following the end of each regular pay period.

If Tax Deferred Contributions and Roth Contributions made on behalf of a Participant to this Plan and all other retirement plans with elective deferrals (as described in Code Section 402(g)(3)) for any calendar year exceed the dollar limitation set forth in Code Section 402(g)(3) (as may be adjusted for each calendar year by the Secretary of the Treasury or his or her delegate at the same time and in the same manner as under Code Section 415(d)), such excess contribution shall be deemed “Excess Deferrals.” However, this Plan does not accept Excess Deferrals; accordingly, no later than the April 15th following the close of the calendar year, the Plan will distribute to the Participant any Excess Deferrals and any income or losses attributable thereto for the Plan Year. In the event that Excess Deferrals do arise under the Plan, before the March 1 following the close of the calendar year, the Participant may allocate by writing filed with the Plan Administrator, any Excess Deferrals to the Plan and may specify the Investment Fund balance from which such Excess Deferrals are to be distributed. Such distributions will not require the consent of the Participant’s spouse, will not violate outstanding Qualified Domestic Relations Orders and will not be subject to the hardship withdrawal provisions of Section 9.13, the distribution restrictions on Tax Deferred Contributions set forth in Section 9.15 or the Direct Rollover provisions set forth in Section 9.16.

4.2 Catch-Up Contributions. All employees who are eligible to make Tax Deferred Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to elect to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-up Contributions shall not be eligible for Employer Matching Contributions and may not be made in the form of Roth Contributions.

4.3 Tax Deferred Election. For purposes of the Plan, the term “Tax Deferred Election” means an election made by a Participant and filed with the Plan Administrator, in such form and manner as the Plan Administrator may require, to have the amount of Compensation that would otherwise be payable to him or her during the period in which the election is in effect reduced by an amount that is not less than one percent (1%) nor more than twenty-five percent (25%) (or such lesser or greater percentages as the Company shall from time to time permit) in multiples of one percent (1%) thereof and to have such amount contributed to the Plan as a Tax Deferred Contribution. Notwithstanding the foregoing, a Participant who has been named as a participant in the AEGON USA, Inc. Non Qualified Deferred Compensation Plan, pursuant to the terms of that plan, for a Plan Year, shall not be permitted to elect to have the amount of Compensation that would otherwise be payable to him or her during the period in which the election is in effect reduced by an amount that exceeds five percent (5%) of Compensation. A Participant may change the rate of reduction of his or her Compensation within the limitations set forth above, and such change will be effective for the next following pay period. A Participant may cease making Tax Deferred Contributions at any time. New Participants must make a Tax Deferred Election with the Plan Administrator at least fifteen (15) days prior to their Entry Date and rehired Participants must make a Tax Deferred Election with the Plan Administrator as soon as practicable following their reemployment date. If a new Participant or a rehired Participant does not make an election, it is assumed they do not wish to have an amount of Compensation reduced until such time the New Participant or rehired Participant makes a Tax Deferred Election. The Plan Administrator may unilaterally modify or revoke any Tax Deferred Election made by any Highly Compensated Employees on the basis of any potential Excess Contributions attributable to each such Highly Compensated Employee solely to conform the operation of the Plan to the requirements of Sections 4.4, 4.5, 5.3 and 5.4.

4.4 Non-Discrimination Test for Tax Deferred Contributions.

(a)	Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the non-discrimination test of Code Section 401(k) (described in subsection (b)) for each Plan Year. In order to ensure that the non-discrimination test is met, the Plan Administrator shall adjust the Tax Deferred Contributions for the Plan Year to the extent necessary to meet the requirements of Code Section 401(k). An adjustment to Tax Deferred Contributions shall be accomplished by: (i) requiring each Highly Compensated Employee to reduce (or eliminate) the Tax Deferred Contributions to be made on his or her behalf for the Plan Year; (ii) returning Tax Deferred Contributions made on behalf of Highly Compensated Employees to the Highly Compensated Employees as of the end of the Plan Year, in the manner described in Section 4.6; (iii) making a Qualified Nonelective Contribution or other fully vested Employer contributions for Participants who are not in the Highly Compensated Group, and who elected to have Tax Deferred Contributions made for the Plan Year, which shall be administered as an additional Tax Deferred Contribution; or (iv) taking such other actions as the Plan Administrator deems appropriate. If the Plan Administrator determines that the Employers should make additional, fully vested Employer contributions to the Plan pursuant to subparagraph (iii) above, the contributions shall be paid to the Trustee no later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates.

(b)	The non-discrimination requirements of Code Section 401(k) require that, in each Plan Year, one of the following tests must be met:

(i)	The Actual Deferral Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Deferral Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by 1.25; or

(ii)	The excess of the Actual Deferral Percentage of the Highly Compensated Group for the Plan Year over that of the Non-Highly Compensated Group for the Plan Year is not more than two (2) percentage points, and the Actual Deferral Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Deferral Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by two (2).

(c)	The Plan elects to utilize the current year testing method. Notwithstanding the foregoing, the Plan Administrator may elect to use the immediately preceding Plan Year’s Actual Deferral Percentage for eligible Employees who are not in the Highly Compensated Group, instead of their Actual Deferral Percentage for the current Plan Year, in applying the tests described above. Such election shall be made in accordance with Code Section 401(k)(3)(A) and applicable Treasury Regulations and rulings.

(d)	Notwithstanding the foregoing, if the test described in Subsection (b) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Code Section 401(k) to determine whether the Plan meets the non-discrimination requirements of Code Section 401(k). At least annually, the Plan Administrator shall evaluate the Plan’s operation to assure that Tax Deferred Contributions elected by Participants who are in the Highly Compensated Group do not cause the limitations of Subsection (b) to be exceeded. At the direction of the Plan Administrator, the Employer may make a Qualified Nonelective Contribution to the Accounts of Participants who are not Highly Compensated Employees and who elected to have Tax Deferred Contributions made for the Plan Year, allocated among those Accounts in proportion to those Participants’ relative Compensation to assist the Plan in satisfying the limitations of Subsection (b). To the extent that Participants who are Highly Compensated Employees make Tax Deferred Contribution elections which would, if carried out, cause the limitations of Subsection (b) to be exceeded, the elections shall be adjusted so that Tax Deferred Contributions (and Compensation allocable to those contributions) are returned to Participants who are Highly Compensated Employees until those contributions satisfy the limitations of Subsection (b). Refunds will be made in order of the actual dollar amount of Tax Deferred Contributions by Participants who are Highly Compensated Employees starting with those who have the highest contribution amount, and reducing them to the next-highest contribution amount (or if less, to the extent necessary to prevent violation of Code Section 401(k)(3)). This process shall be repeated until the limits of Subsection (b) are satisfied.

The portion of any Tax Deferred Contribution that has been reduced pursuant to the foregoing shall be regarded as an Excess Contribution. To the extent necessary to ensure compliance with the limitations of Subsection (b), the Plan Administrator shall return all excess Tax Deferred Contributions, together with all income allocable thereto, to the Participant on whose behalf the contributions were made within one year after the end of the Plan Year for which the contributions were made in accordance with Section 4.6.

(e)	If the Employer maintains more than one plan qualified under Code Section 401(a), and if the plans are aggregated for purposes of satisfying the coverage or non-discrimination requirements of Code Sections 401(a) or 410(b)(1)(A) or (B), all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the non-discrimination test for Tax Deferred Contributions. If a Highly Compensated Employee participates in more than one plan of the Employer, all Tax Deferred Contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test described in subsection (b) above.

(f)	The Plan Administrator shall administer the non-discrimination tests of Section 4.4 and 4.5 in accordance with Internal Revenue Service rulings and U.S. Treasury Regulations in effect from time to time.

4.5 Non-Discrimination Test for Employer Matching Contributions.

(a)	Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the non-discrimination test of Code Section 401(m) (described in subsection (b)) for each Plan Year. In order to meet the non-discrimination test, the Plan Administrator shall reduce the Matching Contributions for the Plan Year to the extent necessary to meet the requirements of Code Section 401(m), in the manner described in Section 4.6. The Plan Administrator may also take such other actions to reduce Employer Matching Contributions as the Plan Administrator deems appropriate, including, without limitation, actions similar to those described in Section 4.4(a).

(b)	The non-discrimination requirements of Code Section 401(m) require that, in each Plan Year, one of the following tests must be met.

(i)	The Actual Contribution Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Contribution Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by 1.25; or

(ii)	The excess of the Actual Contribution Percentage of the Highly Compensated Group for the Plan Year over that of the Non-Highly Compensated Group for the Plan Year is not more than two (2) percentage points, and the Actual Contribution Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Contribution Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by two (2).

(c)	The Plan elects to utilize the current year testing method. Notwithstanding the foregoing, the Plan Administrator may elect to use the immediately preceding Plan Year’s Actual Contribution Percentage for eligible Employees who are not in the Highly Compensated Group, instead of their Actual Contribution Percentage for the current Plan Year, in applying the tests described above. Such election shall be made in accordance with Code Section 401(m)(2)(A) and applicable U.S. Treasury Regulations and rulings.

(d)	Notwithstanding the foregoing, if the test described in Subsection (b) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Code Section 401(m) to determine whether the Plan meets the non-discrimination requirements of Code Section 401(m). The limitations of Section 4.5(b)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

(e)	If the Employer maintains more than one plan qualified under Code Section 401(a), and if the plans are aggregated for purposes of satisfying the discrimination or coverage requirements of Code Sections 401(a)(4) or 410(b)(1)(A) or (B), all Employer Matching Contributions made to such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Employer, Employer Matching Contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above.

4.6 Distribution of Excess Contributions.

(a)	If Tax Deferred Contributions of Highly Compensated Employees are required to be reduced as a result of the non-discrimination test described in Section 4.4, the excess Tax Deferred Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2-1/2 months after the close of the Plan Year to which the Tax Deferred Contributions relate. In determining the amount of the distributions required under this Section 4.6(a), the Plan Administrator shall use the leveling method described in Code Section 401(k)(8)(C) and applicable U.S. Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

(b)	If Employer Matching Contributions of Highly Compensated Employees are required to be reduced as a result of the non-discrimination test described in Section 4.5, the Plan Administrator shall use the leveling method described in Section 401(m)(6)(C) of the Code and applicable U.S. Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

(c)	The amount of income attributable to Excess Contributions is that portion of the income on the Participant’s Account to which the contributions were allocated for the Plan Year that bears the same ratio as the amount of Excess Contributions bears to the total balance of that Account.

(d)	The distributions required under this Section may be made without the consent of the Participant or his or her Spouse and may be made without regard to any Qualified Domestic Relations Order.

(e)	In order to comply with the applicable Code requirements, Employer Matching Contributions attributable to Tax Deferred Contributions in excess of the deferral limit may be forfeited and applied to reduce future Employer Matching Contributions. Such Employer Matching Contributions may be forfeited regardless whether they are otherwise vested under the Plan.

(f)	In the case of a distribution of Excess Contributions to a Highly Compensated Employee who had elected both Tax Deferred Contributions and Roth Contributions for a Plan Year, the Highly Compensated Employee may designate the extent to which the excess amount is composed of Tax Deferred Contributions and Roth Contributions. If the Highly Compensated Employee does not designate which type of contribution is to be distributed, the Plan will distribute Tax Deferred Contributions first.

4.7 Limitations on Amount of Employer Contributions. In no event will the sum of an Employer’s contributions under Section 4.1 for any Plan Year exceed an amount equal to the lesser of:

(a)	the maximum amount deductible on account thereof by the Employer for that Plan Year as an expense for Federal income tax purposes; or

(b)	the amount which, together with any amounts held in a Suspense Account, can be credited for that Plan Year in accordance with Sections 5.3 and 5.4.

4.8 Rollover Contributions. An Eligible Employee or Participant may, with the consent of the Plan Administrator, make a Rollover Contribution (as defined below) to the Plan. The Plan Administrator shall, as soon as practicable after the Rollover Contribution is made, establish a fully-vested “Rollover Contributions Account” in the name of the Eligible Employee or Participant, which account will reflect the amount of his or her Rollover Contribution and the income, losses, appreciation and depreciation attributable thereto. The term “Rollover Contribution” means a contribution as described in Code Sections 402(f)(2)(A) or 408(d)(3) and includes an eligible Roth Contribution Rollover. In addition to Rollover Contributions, an Eligible Employee or Participant may be eligible to make an elective transfer as described in Section 10.8.

ARTICLE V

PARTICIPANTS’ ACCOUNTS

5.1 Participants’ Accounts. On and after the Effective Date, the Plan Administrator shall maintain the following subaccounts:

(a)	Tax Deferred Contribution Account. The Plan Administrator will maintain in the name of each Participant a Tax Deferred Contribution Account which will reflect the amount, if any, of the Tax Deferred Contributions and Catch-up Contributions made under this Plan on behalf of the Participant, and the income, losses, appreciation and depreciation attributable to such amounts.

(b)	Roth Contribution Account. The Plan Administrator will maintain a Roth Contribution Account in the name of each Participant which will reflect the amount, if any, of Roth Contributions made on behalf of the Participant and the income, losses, appreciation and depreciation attributable to such amounts. No contributions other than Roth Contributions and no earnings that are not properly attributable to Roth Contributions may be credited to each Participant’s Roth Contribution Account.

(c)	Employer Matching Contribution Account. The Plan Administrator will maintain an Employer Matching Contribution Account in the name of each Participant which will reflect the amount of Employer Matching Contributions made on behalf of the Participant and the income, losses, appreciation and depreciation attributable to such amounts.

(d)	Nondeductible Employee Contribution Account. The Plan Administrator will maintain a Nondeductible Employee Contribution Account in the name of each Participant who made Nondeductible Employee Contributions under any prior plan. This account will reflect the amount of such contributions and the income, losses, appreciation and depreciation attributable thereto.

(e)	Rollover Contributions Account. The Plan Administrator will maintain a Rollover Contributions Account in the name of each Employee or Participant who makes a Rollover Contribution to the Plan in accordance with Section 4.8, if any, and the income, losses, appreciation and depreciation attributable thereto.

5.2 Allocation and Crediting of Employer Contributions. Subject to the provisions of Sections 4.2, 4.3, 4.4, 4.5, 5.3 and 5.4, as soon as practicable following the time periods set forth in Section 4.1 for payment to the Trustees, Tax Deferred Contributions, Roth Contributions and Employer Matching Contributions will be allocated among and credited to and among the fund accounts described in Section 7.1 in increments of one percent (1%) as elected by the Participant. Employer Matching Contributions will be credited to each Participant’s Employer Matching Contribution Account (or to his or her Tax Deferred Contribution Account if the Employer Matching Contributions are used to satisfy the requirements of Section 4.4). As soon as practicable following payment to the Trustees, the Rollover Contributions made by, or on behalf of, a Participant to the Plan will be credited to his or her Rollover Account. For purposes of this Article V, an Employer’s contribution for any Plan Year will be considered to have been made on the last day of that Plan Year, but only if paid to the Trustees prior to that Employer’s Federal income tax due date for that year, including extensions. Each period of Qualified Military Service is considered to be service with the Employer for purposes of determining the amount of the Participant’s allocation under the Plan.

5.3 Limitation on Amount Credited to Participants. Except to the extent permitted in Code Section 414(v), if applicable, the amount of Employee contributions, Employer contributions and Forfeitures that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year (“Annual Additions”) shall not exceed the lesser of:

(a)	$45,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)	100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition. For purposes of this Section 5.3, the “limitation year” shall mean the calendar year.

5.4 Reduction of Contributions. If a Participant in this Plan is also a Participant in a Related Defined Contribution Plan, and in the event that a Participant’s Annual Additions exceed the limitations of Section 5.3, contributions made during the Plan Year to a Related Defined Contribution Plan will be reduced first before a reduction in any contributions under this Plan. If after reduction of all contributions to any Related Defined Contribution Plan, a Participant’s Annual Additions under this Plan still exceed the limitations under Section 5.3, Tax Deferred Contributions and Roth Contributions, if any, and income thereon, will be reduced on a pro-rata basis and returned to that Participant as soon as practicable, and will not be considered a contribution for any purposes of the Plan. If, after the reduction of all Tax Deferred Contributions and Roth Contributions required by the foregoing provisions of this Section 5.4, a Participant’s Accounts for a Plan Year would otherwise exceed the limitations imposed by Section 5.3, the amount of Employer Matching Contributions which otherwise would be allocable to his or her Accounts will be reduced to the extent necessary to comply with such limitations. Any Employer Matching Contributions which may not be allocated to the Accounts of a Non-Highly Compensated Participant as described in this Section 5.4 because of limitations imposed by Section 5.3 may be credited to and held in a suspense account to the extent they do not exceed the sum of the amount contributed by the Employers for that Plan Year as a result of a reasonable error in estimating Participants’ Section 415 Compensation, a reasonable error in determining the amount of Tax Deferred Contributions under Code Section 402(g)(3), or as a result of such other circumstances as the Commissioner of the Internal Revenue Service may determine. For purposes of the Plan, amounts credited to such a suspense account for any Plan Year will be treated as an Employer Matching Contribution under the provisions of Section 4.1 for the subsequent Plan Year or Plan Years until all amounts so held have been credited to the accounts of Participants.

5.5 Allocation of Forfeitures. If, in accordance with Sections 8.3 and 8.4, Forfeitures arise under the Plan in any Plan Year, then such Forfeitures will be allocated or used as of each Accounting Date in the following order:

(a)	First, as necessary, such Forfeitures will be used to restore reemployed Participants’ Forfeiture Accounts as required under Section 9.3; and

(b)	Second, any Forfeitures remaining after paragraph (a) above shall be used to reduce the amount of Employer Matching Contributions under Section 4.1(b) for the Plan Year.

ARTICLE VI

PLAN ACCOUNTING

6.1 Adjustment of Plan Accounts. As of each Accounting Date or any earlier date that may apply under the rules of an Investment Fund, the Plan Administrator (or its recordkeeping agent) shall:

(a)	First, charge to the appropriate Account of each Participant any hardship or in-service withdrawals, loans, Forfeitures or distributions made to or on account of that Participant that have not been charged since the last preceding Accounting Date;

(b)	Next, credit to his or her Accounts any payments of principal and interest received by the Trustee from such Participant since the last preceding Accounting Date with respect to any loan made to that Participant in accordance with Section 9.12;

(c)	Next, credit the Tax Deferred Contributions, Catch-up Contributions, Roth Contributions, Employer Matching Contributions, Rollover Contributions, and any Forfeitures that are to be credited as of that date, to the appropriate Plan Account; and

(d)	Finally, credit or charge (as the case may be) the Participants’ Accounts to reflect the earnings and losses in the Investment Funds in accordance with the rules of the Investment Funds.

Notwithstanding the preceding, the Plan Administrator (or their recordkeeping agent) shall be authorized to use such other method of accounting for the gains and losses experienced by the Trust as may accurately reflect each Participant’s interest therein.

6.2 Statement of Accounts. As soon as practicable after the end of each Plan Year quarter, the Plan Administrator (or its recordkeeping agent) will deliver to each Participant a statement of the balances of his or her Plan Accounts as of that date.

ARTICLE VII

TRUST FUND, INVESTMENT FUNDS AND INVESTMENT ELECTIONS

7.1 Investment Funds. The “Trust Fund” as at any date will consist of all property of every kind then held by the Trustees, and shall primarily consist of Investment Funds (as defined below), selected by the Trustees to enable Participants and Beneficiaries to provide directions on how the assets allocated to their Accounts shall be invested. The term “Investment Funds” means separate accounts, collective funds or mutual funds which are managed by a bank, insurance company or a registered investment adviser and which consist of diversified portfolio investments, but also includes (a) a fund (the “Company Stock Fund”) designed to invest in the common stock of AEGON N.V. (“Company Stock”) and (b) a self-directed account (the “SDA”) maintained by each Participant electing to direct the investment of all or a portion of his or her Tax Deferred Contributions Account and/or Roth Contributions Account in accordance with procedures established by the Trustees. The Company Stock Fund will be managed by a separate Trustee, as described in paragraph 7.4 of the Trust. The Company or the Trustees may designate, add or delete such Investment Funds or investment options under the Plan as they deem desirable from time to time. The Trustees may establish separate “fund accounts” to reflect the portion, if any, of the Participant’s Accounts invested in any of the Investment Funds. The Trustees shall also maintain a “loan fund” to reflect the portion, if any of the Participant’s Accounts attributable to any outstanding loans made by the Plan in accordance with Section 9.12. The loan fund shall consist only of promissory notes evidencing loans made to Participants from the Plan.

7.2 Investment Election Procedures. A Participant may make an “Investment Fund Election” by specifying his or her elections to the Plan Administrator at such time and in such manner as may be required by the Plan Administrator. A Participant may change such elections during the Plan Year in accordance with procedures adopted by the Plan Administrator, provided that such elections are also subject to any applicable limitations specific to each individual Investment Fund. A Participant may specify the percentage (in whole multiples of one percent) of his or her Accounts that are to be invested in any of the Investment Funds. During any period for which no direction as to the investment of a Participant’s Accounts is on file with the Plan Administrator, all contributions credited to a Participant’s Account will be invested in a default Investment Fund selected by the Plan Administrator. Effective December 24, 2007, such default Investment Fund shall constitute a “qualified default investment fund’ as defined in Department of Labor regulations Section 2550.404c-5.

7.3 Transfers Between Investment Funds. A Participant, by notifying the Plan Administrator at such time and in such manner as the Plan Administrator may require or by following such other procedures as are specified by the Plan Administrator, may direct that all or any portion of his or her Account balances be transferred between the available Investment Funds, at any time, provided that such elections are also subject to any applicable limitations specific to each Investment Fund.

7.4 Special Company Stock Fund Provisions. The provisions of this Section 7.4 govern the Company Stock Fund. The maximum portion a Participant may transfer into his or her Company Stock Fund account from other Investment Funds is thirty percent (30%) of his or her Account balances, determined at the time the amount is transferred to, or deposited in, such Company Stock Fund account. Further, the maximum portion a Participant may contribute into his or her Company Stock Fund account is thirty percent (30%) of his or her current contribution to the Plan. The Plan Administrator shall have the right to pay from amounts transferred to, or deposited in, the Company Stock Fund any brokerage fees and expenses associated with such transfer and acquisition of Company Stock with such amounts. Further, the Plan Administrator shall have the right to pay from the Participant’s Account balance any brokerage fees and expenses associated with the conversion of units in the Company Stock Fund to any other investment option and/or cash.

Within a reasonable time prior to each annual or special meeting of the shareholders of AEGON N.V., the Plan Administrator shall send to each Participant a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Stock Subtrust Trustee or the Stock Subtrust on how to vote the proportional number of shares of Company Stock (and any fractional share thereof) attributable to the Participant’s interest in the Company Stock Fund account. Upon receipt of such instruction, the Stock Subtrust Trustee shall vote such shares to the extent possible to reflect the direction of such Participants. The Stock Subtrust Trustee shall vote the Company Stock attributable to each Participant’s interest in the Company Stock Fund account for which the Stock Subtrust Trustee does not receive voting instructions in the same proportion as the Stock Subtrust Trustee votes the shares of Company Stock which are attributable to Participants’ interests in the Company Stock Fund of which the Stock Subtrust Trustee receive voting instructions. Notwithstanding any provision to the contrary, if a tender or exchange offer is made for a majority of the outstanding shares of Company Stock, a Participant shall direct the Stock Subtrust Trustee as to the disposition of the proportional number of shares of Company Stock attributable to his or her interest in the Company Stock Fund Account. If a Participant does not direct the Stock Subtrust Trustee as to the disposition of the Company Stock attributable to his or her Company Stock Fund Account within the time specified, such Participant shall be deemed to have timely instructed the Stock Subtrust Trustee not to tender or exchange such shares of Company Stock.

Additionally, information relating to the purchase, holding and sale of Company Stock and the exercise of shareholder rights with respect to such Company Stock by Participants shall be maintained in accordance with procedures designed by the Stock Subtrust Trustee to safeguard the confidentiality of such actions by the Participant, except to the extent necessary to comply with federal laws or state laws.

7.5 Special Self-Directed Account Provisions. In accordance with procedures specified by the Plan Administrator, a Participant may establish an SDA which enables that Participant to direct the investment of SDA funds into specific assets. A Participant may not direct that amounts in his or her SDA be invested in shares of Company Stock. Only a Participant’s Tax Deferred Contributions Account and/or Roth Contributions Account (and not the Participant’s Employer Matching Account or Rollover Contributions Account) may be transferred into an SDA. The minimum initial amount a Participant may transfer into an SDA is one thousand dollars ($1,000); thereafter, a Participant may make transfers into his or her SDA in amounts of at least two hundred fifty dollars ($250).

7.6 Investment of Cash. Cash received by the Trustees for the account of any Participant or credited to the Account of any Participant shall be invested in the Investment Funds in accordance with Sections 5.1 and 5.2 as soon as practicable. To the extent any cash is retained by the Trust that is not invested in the Investment Funds, the Trustees may retain the cash uninvested or may invest all or any part thereof in any other investment until such cash can be practicably invested in the Investment Funds, if such retention or other investments is prudent under all the facts and circumstances then prevailing.

ARTICLE VIII

VESTING

8.1 Fully Vested Benefits.

(a)	A Participant shall at all times be fully vested in his or her Account, except for the portion attributable to Employer Matching Contributions made on his or her behalf. If a Participant retires on or after his or her Normal Retirement Date or Early Retirement Date or after becoming Totally and Permanently Disabled, if a Participant attains his or her Normal Retirement Date, if a Participant dies while in the employ of an Employer or a Related Company, or if a Participant resigns or is dismissed from the employ of all Employers and the Related Companies after completing four (4) Years of Service, then he or she shall become fully vested in the balance of his or her Employer Matching Contribution Account. The balance in his or her Account, if any, as of the Accounting Date coincident with or next following his or her Termination Date (after all adjustments then required under the Plan have been made), may then become distributable in whole or in part to or for his or her benefit or in the event of his or her death, to or for the benefit of his or her Beneficiary, in accordance with the applicable provisions of Article IX.

(b)	The Plan shall fully vest those Participants who had balances in the Plan on July 1, 2004 and were Eligible Employees of the Long Term Care Division in Bedford, Texas and were released from employment between July 1, 2004 and January 1, 2006.

8.2 Dispositions of Certain Businesses.

(a)	Notwithstanding anything else to the contrary in the Plan, the Plan shall fully vest (i) all Participants who Transamerica Real Estate Tax Services, Inc. and Transamerica Flood Hazard Certification, Inc. employed and who transferred employment pursuant to the Purchase Agreement dated as of October 1, 2003 Among First American Real Estate Solutions LLC, Transamerica Finance Corporation, and TREIS Holdings, Inc. and (ii) all Participants employed by Transamerica Finance Corporation who lost employment due to the sale of Transamerica Real Estate Tax Service, Inc. and Transamerica Flood Hazard Certification, Inc.

(b)	Effective January 14, 2004, notwithstanding anything else to the contrary in the Plan, the Plan shall fully vest all Participants who Transamerica Finance Corporation or any of its affiliates employed who transferred employment pursuant to the Stock and Asset Purchase Agreement among Transamerica Finance Corporation, Transamerica Commercial Finance Corporation, I, Transamerica Commercial Holdings Limited, Transamerica Leasing Inc., Transamerica GmbH, Inc., BWAC Twenty-One, Inc., AEGON U.S. Corporation, and General Electric Capital Corporation, Dated as of August 4, 2003 and subsequently amended (the “2003 Agreement”). The Plan shall fully vest all Participants who Transamerica Finance Corporation (“TFC”) or any of its affiliates employed who did not transfer employment pursuant to the 2003 Agreement and whom TFC subsequently terminates employment due to either (i) job eliminations or (ii) as a direct result of the sale of stock or assets of TFC affiliates pursuant to the 2003 Agreement.

(c)

Notwithstanding anything else to the contrary in the Plan, the Plan shall fully vest all Participants who Transamerica Finance Corporation (“TFC”) or any of its affiliates employed who transferred employment pursuant to the Stock Purchase Agreement by and between TA Leasing Holding Co, Inc., and Klesch & Company Limited Dated July 10, 2004 (the “2004 Agreement”). The Plan shall fully vest all Participants who TFC or any of its affiliates employed who did not transfer employment pursuant to the 2004

Agreement and whom TFC subsequently terminates employment due to either (i) job eliminations or (ii) as a direct result of the sale of stock or assets of TFC affiliates pursuant to the 2004 Agreement.

8.3 Partially Vested Benefits. If a Participant resigns or is dismissed from the employ of an Employer or a Related Company before completing at least four (4) Years of Service, and has not otherwise become fully vested pursuant to the provisions of Section 8.1, the balances in his or her Employer Matching Contribution Account if any, as of the Accounting Date coincident with or next following his or her Termination Date (after all adjustments then required under the Plan have been made), shall be multiplied by an amount equal to the vested percentage of such account determined in accordance with the following schedule:

Number of Years of Service	Vested Percentage
Less than one (1) year	Zero percent (0%)
One (1) year but less than two (2) years	Twenty-five percent (25%)
Two (2) years but less than three (3) years	Fifty percent (50%)
Three (3) years but less than four (4) years	Seventy-five percent (75%)
Four (4) years or more	One hundred percent (100%)

The vested portion of a Participant’s Accounts may become distributable to or for his or her benefit or in the event of his or her death, to or for the benefit of his or her Beneficiary, in accordance with the applicable provisions of Article IX.

8.4 Forfeiture Accounts and Forfeitures. The portion of a Participant’s Employer Matching Contributions Account that is not distributable to him or her by reason of the provisions of Section 8.3 shall be credited to a Forfeiture Account established and maintained by the Plan Administrator in the Participant’s name as of the end of the Plan Year quarter coincident with or next following his or her Termination Date (before adjustments then required under the Plan have been made). If the Participant does not return to employment with an Employer or a Related Company prior to incurring a Break in Service or, if earlier, after he or she receives a complete distribution of his or her Accounts, the balance in his or her Forfeiture Account, determined as of the Accounting Date coincident with or next following the date on which he or she incurs such Break in Service (after all adjustments then required under the Plan have been made) will be a “Forfeiture” and will be allocated in accordance with Section 5.5 until exhausted. If the Participant returns to employment with an Employer or a Related Company, he or she may repay the amounts previously distributed to him or her, and then the amount previously forfeited will be restored to his or her Employer Matching Contributions Account and he or she will continue to increase his or her vested percentage in his or her Employer Matching Contributions Account as if he or she had never received a distribution. If a Participant exercises his or her right of repayment, he or she must do so prior to the earlier of (a) five (5) years after the date he or she is subsequently re-employed by an Employer or Related Company, or (b) the last day of the Plan Year in which he or she would have incurred five consecutive Breaks in Service after his or her distribution. The Participant must repay to the Trustees, without interest, the amount of money, and other property, received from his or her Account. No repayment of any distribution from a Participant’s Rollover Account shall be permitted. If a Participant exercises his or her right of repayment, his or her Employer Matching Contributions Account shall be credited with the money, and other property, which he or she has repaid and the amounts previously forfeited, unadjusted for any income, expense, gains or losses. Amounts restored to his or her Employer Matching Contributions Account shall be restored, first, from Forfeitures occurring in the year of restoration, second, from Employer Matching Contributions, and third, out of a restoration contribution made by his or her Employer for restoration purposes only. Upon restoration, a Participant will continue to vest in his or her Employer Matching Contributions Account pursuant to the provisions of Section 8.3, and his or her Year of Service earned before such a Break in Service shall be restored.

ARTICLE IX

DISTRIBUTIONS, LOANS AND WITHDRAWALS

9.1 Manner of Making Payments.

(a)	Subject to the following provisions of this Article IX, the normal form of payment of the vested Account of any Participant who is legally married under the laws of any jurisdiction and who becomes entitled to a distribution as described in Section 9.2 will be a Joint and 50% Survivor Annuity, as described in and subject to the terms of Section 9.2. The Account of any such Participant who elects, with spousal consent, not to receive his or her Plan Account in the form of a Joint and Survivor Annuity, and those of any Participant who is not legally married, will be distributable to or for his or her benefit or, in the event of his or her death, to or for the benefit of his or her Beneficiary, by payment in accordance with one of the following methods:

(i)	one of the following distribution options payable monthly, quarterly, semi-annually, or annually:

(1)	specified, fixed payment over the number of years remaining until the account is depleted; or

(2)	payments over the Participant’s life expectancy (single or joint life); or

(3)	interest only payments.

(ii)	distribution of an annuity; or

(iii)	lump-sum distribution.

The Trustees will make distributions under this Section 9.1 to all Participants in the form of cash or, where available, in stock. The Participant may direct the method of distribution to the Participant or his or her Beneficiary (subject to Section 9.2). The Beneficiary may direct the method of distribution if the Participant has not done so. If neither the Participant nor the Beneficiary directs a method of distribution to the Beneficiary, the Trustees will do so. Such direction must be filed with the Plan Administrator in such manner and time as the Plan Administrator may reasonably require.

Notwithstanding any other provision of this Article IX to the contrary, effective January 1, 2008, the normal form of benefit payment under the Plan shall be a lump sum distribution for Employees (i) whose Employment Commencement Date occurs after December 31, 2007, or (ii) who begin to actively participate in the Plan after December 31, 2007.

(b)	Notwithstanding the provisions of Section 9.1(a), a Participant may elect to receive a partial distribution of his or her Accounts, either in the form of a partial cash distribution or a total distribution from the Participant’s Company Stock Fund in kind.

9.2 Distribution of Plan Accounts in the Form of an Annuity.

(a)	Notwithstanding any provisions in the Plan to the contrary, if benefits become payable to a Participant who is legally married under the laws of any jurisdiction, and who:

(i)	begins to receive payments under the Plan on or after his or her Normal Retirement Date; or

(ii)	dies on or after Normal Retirement Date while still working for the Employer; or

(iii)	begins to receive payments on or after his or her qualified early retirement age; or

(iv)	terminate employment on or after attaining his or her qualified early retirement age and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then his or her Account balances shall be paid in the form of a Joint and Survivor Annuity (as defined below), subject to the following provisions of this Section 9.2.

(b)	For purposes of this Section 9.2, qualified early retirement age is the latest of:

(i)	the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii)	the first day of the 120th month beginning before the Participant reaches his or her Normal Retirement Date, or

(iii)	the date the Participant begins participation.

(c)	As soon as practicable after a Participant’s Termination Date, the Plan Administrator will provide him or her with election information consisting of:

(i)	a written description of the Joint and Survivor Annuity and the relative financial effect of payment of his or her Account balances in that form; and

(ii)	a notification of the right to waive payment in that form, the rights of his or her spouse with respect to such waiver and the right to revoke such waiver.

(d)

During an election period commencing thirty (30) days after the date the Participant receives such election information and ending on the earlier of the sixtieth (60th) day thereafter or the date as of which his or her benefits are to commence, a Participant may, with the consent of his or her spouse, waive payment in the Joint and Survivor Annuity form and elect payment in such other form described in Section 9.1. The spouse’s consent must be in a written document that acknowledges the financial effect of the waiver and states the specific nonspousal beneficiaries (including any class of beneficiaries or contingent beneficiaries), the distribution form selected by the Participant and must be witnessed by a notary public. After such spousal consent is obtained and before his or her distribution commences, the Participant’s election may not be changed to a Joint and Survivor Annuity unless the spouse further consents in the manner set forth above to the change. Payment under a Joint and Survivor Annuity may, at the option of the Participant, begin when the Participant is entitled to receive a distribution under the Plan. A Participant may, at any time during his or her election period, revoke any prior waiver of the Joint and Survivor Annuity form. A Participant may request, by writing filed with the Plan Administrator during his or her election period, an explanation, written in nontechnical language, of the terms, conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in the Joint and Survivor Annuity form of benefit payment. If not previously provided to the Participant, the Trustees shall provide him with such explanation within thirty (30) days of his or her request by one of the methods described in paragraphs (i) or (ii) next above, and the Participant’s election period will be extended, if necessary, to include the sixtieth (60th) day next following the date on which he or she receives such explanation. The term “Joint and Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of his or her surviving spouse which is not less than fifty percent (50%), or more than one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his or her spouse and which is the actuarial equivalent of a Single Life Annuity for the life of the Participant. The automatic Joint and Survivor Annuity shall be a 50% survivor annuity. The automatic Joint and 50% Survivor Annuity will be at least as valuable as any other form of benefit payable under Section 9.2 at the same time. The term “Single Life Annuity” means an annuity payable during the life of a Participant that is the actuarial equivalent of an annuity that can be purchased from a life insurance company with the Participant’s Plan Accounts. No distribution shall be made from a Participant’s Account until his or her election period has terminated; provided, however, a distribution may be made from a Participant’s Plan Account less than 30 days after receipt of the written explanation described above if the following requirements are met:

(i)	the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Joint and Survivor Annuity form of benefit and elect (with spousal consent) to a form of distribution other than a Joint and Survivor Annuity form of benefit;

(ii)	the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Joint and Survivor Annuity form of benefit is provided to the Participant; and

(iii)	the annuity starting date is a date after the date that the written explanation was provided to the Participant. (The annuity starting date may be a date prior to the date the written explanation was provided to the Participant, if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period set forth above.)

9.3 Pre-Retirement Survivor Annuity. The term “Pre-Retirement Survivor Annuity” means an annuity for the life of the Participant’s surviving spouse, the payments under which must be equal to the amount of benefit which can be purchased with the Account of a Participant as of the date of his or her death. Payment of such benefits will commence as soon as practicable after the date of the Participant’s death, unless the surviving spouse elects a later date. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period described herein and shall require the spouse’s consent in the same manner provided for in Section 9.2, in which case, the provisions of Section 9.9 will govern the payment of death benefits on behalf of the Participant. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age thirty-five (35) and end on the date of the Participant’s death. In the event a Participant terminates employment prior to the beginning of the election period, the election period shall begin on the date of such separation from service. In connection with the election, the Plan Administrator shall provide each Participant within the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to the provisions of Section 9.2. If the Participant enters the Plan after the first day of the Plan Year in which the Participant attained age thirty-two (32), the Plan Administrator shall provide notice no later than the close of the second Plan Year following the entry of the

Participant into the Plan. If a Participant becomes subject to the Pre-Retirement Survivor Annuity rules after attaining age thirty-five (35), notice of the Pre-Retirement Survivor Annuity shall be provided to the Participant within a reasonable period of time thereafter. If a Participant terminates employment before attaining age thirty-five (35), such notice shall be provided within a reasonable period of time thereafter, unless it was previously provided. If the distributable value of a Participant’s Plan Accounts, at the time of any distribution, exceeds five thousand dollars ($5,000), an immediate distribution of the entire amount may be made to the surviving spouse.

9.4 Time for Distribution. Distribution of a Participant’s Plan Account will normally be made or commenced as soon as practicable following a Participant’s Termination and receipt by the Plan Administrator of the Participant’s distribution election form. If the value of the Participant’s vested Accounts exceeds five thousand dollars ($5,000), the Participant (but not his or her Beneficiary in the event of the Participant’s death) must consent in writing to receive the distribution (except as otherwise described in Section 9.5). Distribution of a Participant’s Plan Account will be made as soon as practicable following his or her death, and no later than five (5) years after the Participant’s death. Notwithstanding any provision to the contrary, if a Participant’s vested balance of his or her Plan Account at the time of any distribution does not exceed five thousand dollars ($5,000), then such Participant’s Plan Accounts shall be distributed in a lump sum as soon as practicable after the Participant’s Termination Date. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 9.4, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 9.16, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

If the Participant is not a five percent (5%) owner, as defined in Code Sections 401(a)(9) and 416(i), the Participant’s distribution must begin by the first day of April following the later of the calendar year (1) in which the Participant attains age seventy and one-half (70 1/2); or (2) in which the Participant retires. If the Participant is a five percent (5%) owner, as defined in Code Sections 401(a)(9) and 416(i), the Participant’s distribution must begin by the first day of April following the calendar year in which he attains age seventy and one-half (70 1/2).

Unless the Participant elects to begin distributions at a later date pursuant to this Section 9.4, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which: (1) the Participant attains age 65 (or the Normal Retirement Date, if earlier); (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or, (3) the Participant terminates employment with the Employer. For purposes of this Section, if a Participant (and spouse, if applicable) does not consent to a distribution under Section 9.2, and consent of the Participant (and spouse, if applicable) is required under Section 9.2, the Participant is deemed to have elected to begin distributions at a later date.

9.5 Distributions Made Upon Participant’s Death.

(a)	General Rules.

(i)	The requirements of this Section 9.5 will take precedence over any inconsistent provisions of the Plan.

(ii)	All distributions required under this section will be determined and made in accordance with the U.S. Treasury regulations under Code Section 401(a)(9).

(iii)	Notwithstanding the other provisions of this Section 9.5, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(i)	The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii)	If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (e) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (e) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (b)(ii), other than subparagraph (i) above, will apply as if the surviving spouse were the Participant.

For purposes of this paragraph (b)(ii) and paragraph (d) below, unless paragraph (4) above applies, distributions are considered to begin on the Participant’s required beginning date. If paragraph (4) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (1) above), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with paragraphs (c) and (d) below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the U.S. Treasury Regulations issued thereunder.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(i)	During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the U.S. Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution calendar year; or

(2)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the U.S. Treasury Regulations, using the Participant’s and spouse’s attained ages of the Participant’s and spouse’s birthdays in the distribution year.

(ii)	Required minimum distributions will be determined under this paragraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(1)	If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year.

(2)	If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(1)	Except as provided in paragraph (e) below, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph (d)(i).

(2)	If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (b)(ii)(1) above, this paragraph (d)(iii) will apply as if the surviving spouse were the Participant.

(e)	No Special Election of 5-Year Rule for Distributions to Designated Beneficiaries. Distributions after the death of a Participant shall be made in accordance with paragraphs (b) and (d) above, and Participants or Beneficiaries may not elect on an individual basis whether the 5-year rule or the life expectancy rule in subparagraphs (b)(ii) and (d)(ii) applies to distributions after the death of a Participant who has a Designated Beneficiary.

(f)	Definitions.

(1)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 9.9 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the U.S. Treasury regulations.

(2)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to paragraph (b)(ii) above. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of the distribution calendar year.

(3)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4)	Participant’s Account balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required beginning date. The date specified in Section 9.4 of the Plan.

9.6 Facility of Payment. Notwithstanding any provision of this Article IX to the contrary, if, in the Plan Administrator’s opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Plan Administrator may, until claim is made by a conservator or other person legally charged with the care of his or her person or of his or her estate, direct the Trustee to make payment to a relative or friend of such person for his or her benefit. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his or her person or his or her estate. The payment of a Plan benefit to a person legally charged with the care of the Participant or Beneficiary shall fully discharge the Plan from any further liability for such payment.

9.7 Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except as otherwise provided in a Qualified Domestic Relations Order. Notwithstanding anything in the preceding to the contrary, the provisions of this Section 9.7 shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if such offset meets the requirements provided under Code Section 401(a)(13).

9.8 Absence of Guaranty. Neither the Trustees, Employers, nor the Company in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustees to make any payment is limited to the available assets of the Trust Fund.

9.9 Designation of Beneficiary. In the event of the death of a married Participant where the Pre-Retirement Survivor Annuity has been waived under Section 9.6, the Participant’s entire vested Account balance will be paid to his or her surviving spouse, except as otherwise provided below. Each Participant from time to time, by signing a form furnished by the Plan Administrator, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his or her benefits are to be paid if he or she dies before he or she receives all his or her benefits, provided, however, if a married Participant designates a Beneficiary other than his or her spouse, his or her spouse must consent in writing to such designation and acknowledge in writing the financial effect of such designation. Such consent must be witnessed by a notary public. Any such designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage and any consent of a spouse shall be effective only as to that spouse. A Beneficiary designation form will be effective only when the signed form is filed with the Plan Administrator while the Participant is alive and will cancel all Beneficiary designation forms signed earlier. If a deceased Participant fails to designate a Beneficiary as provided above, or if the Designated Beneficiary of a deceased Participant dies before the Participant or before complete payment of the Participant’s benefits, the Plan will pay the Participant’s benefits as follows:

(a)	to the surviving spouse of the Participant, if any; or

(b)	if the Participant leaves no surviving spouse, to his or her descendants (including legally adopted children or their descendants) per stirpes; or

(c)	if there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable intestacy law; or

(d)	in the event that there is no such representative duly appointed and qualified within six months after the date of death of a Participant, then to such persons as, at the date of his or her death, would be entitled to share in the distribution of such deceased Participant’s personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

The Plan Administrator may determine the identity of the distributees and in so doing may act and rely upon any information they may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by them to be genuine, and upon any evidence believed by them sufficient. The term “Designated Beneficiary” as used in the Plan means the person or persons designated by a Participant as his or her Designated Beneficiary in the last effective Beneficiary designation form filed with the Plan Administrator under this Section 9.9 and to whom a deceased Participant’s benefits are payable under the Plan. The term “Beneficiary” as used in the Plan means the person or persons to whom a deceased Participant’s benefits are payable under this Section.

Notwithstanding any other provision of this Plan to the contrary, upon the divorce of a Participant who had designated his or her former spouse as his or her Beneficiary under the Plan, that designation shall be null and void and the Participant’s Plan benefits shall be distributed in accordance with the preceding paragraph of this Section 9.9.

Notwithstanding the foregoing, in no event shall the benefits of a deceased Beneficiary who was the Participant’s surviving spouse be paid to such Beneficiary’s surviving spouse.

9.10 Missing Persons, No Beneficiaries, and Estates. The Plan Administrator shall not be required to search for or locate a Participant or Beneficiary. Each Participant and Beneficiary must file with the Plan Administrator from time to time in writing the Participant’s or Beneficiary’s post office address and each change of post office address. Any communication, statement, or notice addressed to a Participant, or Beneficiary at the last post office address filed with the Plan Administrator, or if no address is filed with the Plan Administrator, then in the case of a Participant, at the Participant’s last post office address as shown on the Employer’s records, shall be considered a notification for purposes of the Plan and shall be binding on the Participant and Beneficiary for all purposes of the Plan. If the Participant or Beneficiary fails to claim the Participant’s or Beneficiary’s benefits or make such person’s whereabouts known to the Plan Administrator within three years after the notification, the Plan may dispose of the Account of the Participant or Beneficiary, to the extent permitted by applicable law, by one or more of the following methods:

(a)	By retaining the Account in the Plan.

(b)	By paying such Account to a court of competent jurisdiction for judicial determination of the right thereto.

(c)	By forfeiting such Account in accordance with procedures established by the Plan Administrator. If a Participant or Beneficiary is subsequently located, the Plan shall restore such Account without interest, to the Participant or Beneficiary.

(d)	By any equitable manner permitted by law under rules adopted by the Plan Administrator.

This Section 9.10 of the Plan also shall apply to an Alternate Payee (as defined in Section 9.11) under a Qualified Domestic Relations Order.

9.11 Qualified Domestic Relations Order. In addition to payments made under Article IX on account of a Participant’s termination of employment, payments may be made to an Alternate Payee (as defined below) prior to, coincident with, or after Participant’s Termination Date if made pursuant to a Qualified Domestic Relations Order. However, payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order may not commence prior to the date when the Participant corresponding to the Qualified Domestic Relations Order is entitled to a distribution under the Plan or, if earlier, the date when such Participant attains age fifty (50). In addition, this

Plan specifically authorizes distributions to an Alternate Payee under a Qualified Domestic Relations Order regardless of whether the Participant has attained the earliest retirement age (as defined above and in Code Section 414(p)) only if: (a) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee authorizing an earlier distribution; and (b) the Alternate Payee consents to a distribution prior to the Participant’s earliest retirement age if the present value of the Alternate Payee benefits under the Plan exceeds one thousand dollars ($1,000). Notwithstanding anything to the contrary, distributions made pursuant to a Qualified Domestic Relations Order may not be made directly from a Participant’s SDA; instead, the Participant must first transfer funds to be distributed into other Investment Funds then available under the Plan. Nothing in this Section 9.11 shall permit a Participant a right to receive distribution at a time otherwise not permitted under the Plan, nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan. The term “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) which:

(i)	relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant,

(ii)	is made pursuant to a state domestic relations law (including a community property law),

(iii)	creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to the Participant,

(iv)	clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies and each plan to which such order applies, and

(v)	does not require the Plan to provide (1) any form or type of benefit, or any option, not otherwise provided under the Plan, (2) increased benefits, or (3) benefits to an Alternate Payee which are required to be paid to another payee under another order previously determined by the Trustees to be a Qualified Domestic Relations Order.

The Trustees shall establish reasonable procedures to determine the qualified status of domestic relations order and to administer distributions under such qualified orders, including, in its sole discretion, the establishment of segregated accounts for Alternate Payees. The term “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

9.12 Loans to Participants. The Plan Administrator has established a loan program in accordance with Code Section 4975(d)(1) and Section 408(b)(1) of ERISA, set forth in a separate written document hereinafter referred to as the “Loan Program Document” in accordance with Department of Labor Regulation 2250.408b-1(d)(2). The Loan Program Document is hereby incorporated by reference for all purposes to form part of the Plan. The Plan Administrator shall have the right to modify, alter or amend the Loan Program Document in accordance with the provisions as outlined in this Section 9.12. Accordingly, the Plan Administrator, in its sole discretion and upon written application by a Participant who is a Participant in the Plan and an Employee of an Employer, may make a loan from the Trust Fund to the Participant for any purpose. Loans shall be available to all Participants on a reasonably equivalent basis; provided, however, the Plan Administrator may disallow loans to Participants who are officers and/or directors of the Company based on a reasonable question concerning the legality of such loans under the provisions Section 13(k) of the Securities and Exchange Act of 1934. The application and the resulting loan must meet the terms and conditions specified in the Loan Program Document and the approval or denial of a loan request shall be made on the basis of whether the loan would meet the requirements therein. A Participant may only borrow against the nonforfeitable balances of that portion of his or her Account which is not currently invested in an SDA.

A Participant may have no more than two (2) loans outstanding at a time and may not receive a new loan until six (6) months has elapsed since the Plan last granted a loan to him or her. In accordance with uniform rules established by the Company, the Plan shall permit Participants with more than two (2) loans outstanding as of January 1, 2004 to continue to repay those loans in accordance with their terms. The amount of such loan must be at least one thousand dollars ($1,000) and, together with the accrued interest under this Plan and all other qualified retirement plans shall be within the following limits:

(a)	If the balance of the Participant’s Account is at least two thousand dollars ($2,000) and less than one hundred thousand dollars ($100,000), the Participant may borrow up to one-half the non-forfeitable balance of his or her Account;

(b)	If the balance of the Participant’s Account is one hundred thousand dollars ($100,000) or more, the Participant may borrow up to lesser of:

(i)	one-half the non-forfeitable balance of his or her Account; or

(ii)	Fifty thousand dollars ($50,000), reduced by the excess (if any) of:

(1)	the highest outstanding balance of loans under the Plan and all other qualified Employer plans during the one (1)-year period ending on the day before the date on which such loan was made, over

(2)	the outstanding balance of such outstanding loans on the date on which such loan was made.

The Participant shall pledge as security for such loan the balance of his or her Account; provided, however, that if the Participant is married when such loan is made, and his or her normal form of benefit is the Joint and 50% Survivor Annuity, his or her Account may only be pledged as security for such loan if his or her spouse consents in writing to such pledge during the ninety (90)-day period ending on the date of such pledge and such spousal consent acknowledges the financial effect of such pledge and is witnessed by a notary public. The principal of such loan must be repaid within five (5) years after the date the loan is made, unless the proceeds of the loan are used to purchase the Participant’s principal place of residence, in which case the Plan Administrator may authorize a longer repayment schedule not to exceed 15 years. Each such loan shall be evidenced by a written note providing for repayment in substantially equal installments not less frequently than quarterly over a fixed period and at an interest rate generally equal to the prevailing rate of such loans at a commercial lending institution, or at a fixed percentage rate based on the prime rate as shall be determined by the Plan Administrator in a uniform and nondiscriminatory manner. There may be a service charge for processing any loan made to a Participant. The Plan Administrator shall determine the amount of the service charge in a uniform and nondiscriminatory manner. Active Participants must authorize that repayment be made by payroll deduction, subject to any limitation that may apply in the case of a borrower on an unpaid leave of absence. A Participant who terminates employment but who elects to defer distribution of his or her Plan Account must make at least quarterly repayments according to the procedures then provided for by the Plan Administrator. Prepayment of principal is permitted at any time without penalty. Nonpayment of a required payment under the loan shall constitute default on the loan. If on the date on which the Participant or his or her Beneficiary is entitled to a distribution, any loan or portion of a loan made to the Participant together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant’s Account after all other adjustments required under the Plan have been made, but before any payment or distribution is made pursuant to the foregoing provisions of this Article IX, except that if the Participant’s Account will be directly transferred by the Plan Administrator into another qualified plan which accepts rollovers of account balances, including outstanding loans, the outstanding loan balance will not be charged to the Participant’s Account prior to distribution. When a Participant receives a loan, his or her promissory note will be held in a separate Subaccount earmarked for his or her benefit. All repayments of principal and payments of interest are credited to the Subaccount from which the loan was made. The loan Subaccount will not share in any income, expense, gain or loss of the Trust Fund, and other

Participants’ Accounts will not share in payments made with respect to the loan. Loans authorized herein shall be made from the Investment Funds as directed by the Participant. In the event that such direction is not given, loans shall be made from the Investment Funds on a pro-rata basis.

The Loan Program Document shall be maintained at the office of the Plan Administrator and shall contain the following:

(a)	the procedure for applying for a loan;

(b)	the basis on which loans will be approved or denied;

(c)	the limitation, if any, on the types and amount of loans offered;

(d)	the procedure under the program for determining a reasonable rate of interest;

(e)	the procedures, terms of and reasons for suspending loan repayments;

(f)	types of collateral that may secure a Participant’s loan;

(g)	the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default;

(h)	the accounting procedures for withdrawal of proceeds for the loan and crediting of interest and principal payments made by a Participant; and

(i)	any and all other procedures that the Trustees determine to be necessary or desirable in order to effectively maintain the loan program under the Plan.

The minimum term of repayment shall be determined by the Plan Administrator in the Loan Program Document.

The Plan Administrator may establish administrative guidelines providing that loan repayments will be suspended (1) as permitted under Code Section 414(u), relating to service in the uniformed services, and/or (2) not longer than one (1) year during other leaves of absence, in accordance with applicable U.S. Treasury regulations.

9.13 Hardship Withdrawals. A Participant who incurs a substantial financial hardship, may, upon the submission of an appropriate application filed with the Plan Administrator or its designee, in such form and at such time as the Plan Administrator may require, elect to withdraw an amount no greater than the amount necessary to satisfy the verified hardship. The Plan Administrator, in its sole discretion, shall verify that the Participant has incurred a substantial financial hardship and confirm that the requested withdrawal does not exceed the amount necessary to satisfy the hardship. Such verification and confirmation shall be made by the Plan Administrator in a uniform and nondiscriminatory manner.

If the Plan Administrator determines that the Participant qualifies for a withdrawal under this Section 9.13, the Participant may withdraw both Tax Deferred Contributions and Catch-up credited to his or her Tax Deferred Contribution Account (and the earnings thereon, if any, credited prior to January 1, 1989) and his or her Rollover Account balance, if any, (including earnings thereon, if any), which are not more than the balance of his or her Tax Deferred Contribution Account plus the balance of his or her Rollover Account as of the next Plan valuation date to the extent not invested in a SDA.

A hardship withdrawal may be made only if the Participant represents in writing that he or she needs the distribution for a purpose that falls under one of the following categories, pursuant to guidelines established by the Plan Administrator:

(a)	medical expenses (as described in Code Section 213(d)) of the Participant, the Participant’s spouse or dependents;

(b)	down payment on the Participant’s principal residence;

(c)	payment of tuition for the next twelve (12) months (following the date of the hardship withdrawal request) of post-secondary education for the Participant, the Participant’s spouse, children or dependents;

(d)	the prevention of the eviction from, or the foreclosure on, the Participant’s principal residence;

(e)	payments for burial and funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));

(f)	catastrophic, uninsured loss of the Participant’s residence or primary vehicle;

(g)	special tax assessments due within 30 days; or

(h)	replacement of lost income as a result of disability of the Participant or the Participant’s spouse.

A distribution will be deemed not to exceed the amount necessary to meet the immediate and heavy financial need if:

(i)	the amount withdrawn under this Section 9.13 does not exceed the amount necessary to satisfy his or her immediate and heavy financial need including taxes payable on the amount of the distribution;

(ii)	the Participant has received all distributions and taken all nontaxable loans available (at the time of the loan) under all plans maintained by the Employer;

(iii)	the Participant’s ability to make a Tax Deferred Contribution under this Plan or the AEGON USA, Inc. Employee Stock Purchase Plan is suspended for a period of six (6) months following a withdrawal under this Section 9.13; and

(iv)	the amount of the Participant’s Tax Deferred Contributions under this Plan, for the Plan Year next following the Plan Year in which a hardship withdrawal pursuant to this Section 9.13 is made, is reduced by the amount of the Tax Deferred Contributions, if any, made on behalf of the Participant under the Plan during the Plan Year in which such withdrawal was made.

In order for the Plan Administrator to verify whether a Participant has an actual substantial financial hardship for which a withdrawal will be authorized, and to verify that amount necessary to meet such financial hardship, the Participant will provide, in the form and in the manner prescribed by the Plan Administrator, all information that the Plan Administrator may request with regard to the nature of the hardship, the amount required to satisfy the financial hardship, his or her financial status and the availability of other resources to meet such hardship. Notwithstanding the foregoing, if a Participant is married, and his or her normal form of benefit is the Joint and 50% Survivor Annuity, his or her spouse must consent in writing to any distribution under this Section 9.13, and such consent must: (1) be received within ninety (90) days of the date of the hardship distribution; (2) acknowledge the effect of such distribution; and (3) be witnessed by a Trustee or a notary public.

Withdrawals authorized herein shall be made from the Investment Funds as directed by the Participant. In the event that such direction is not given, withdrawals shall be made from the Investment Funds on a pro-rata basis. Withdrawals may be in cash or where available, in stock.

9.14 Other In-Service Withdrawals. A Participant may not make withdrawals from his or her Tax Deferred Contribution Account prior to attaining age fifty-nine and one half (59 1/2), except in the event of disability, retirement, termination of employment or proven hardship as defined in Section 9.13. However, a Participant who has attained age fifty-nine and one half (59 1/2) shall be allowed to make a withdrawal form his or her Plan Account at any time. The Participant shall make the request for withdrawal in writing. If the Participant is married at the time of withdrawal, his or her spouse must consent to such withdrawal and such consent must acknowledge the financial effect of the withdrawal and be witnessed by a notary public.

Notwithstanding the above, if a Participant has a Nondeductible Employee Contribution Account, upon proper application in such form as required under the Plan, a Participant shall be permitted to withdraw a portion or all of the balance of such Account. A request for withdrawal shall be made in writing. The amount withdrawn may not be repaid. If the Participant is married at the time of withdrawal, and his or her normal form of benefit is the Joint and 50% Survivor Annuity, his or her spouse must consent to such withdrawal and such consent must acknowledge the financial effect of the withdrawal and be witnessed by a notary public. Withdrawals shall be made from the Investment Funds as directed by the Participant. In the event that such direction is not given, withdrawal shall be made from the Investment Funds in the order of least risky Investment Fund to most risky Investment Fund, as determined by the Plan Administrator, in its sole discretion. Withdrawals may be in cash or, where available, in stock.

9.15 Restrictions on Distribution of Tax Deferred Contributions. A Participant who has otherwise incurred a Termination Date under Article VIII, shall nevertheless not be entitled to receive a distribution of his or her Tax Deferred Contribution Account unless (a) he or she also incurred a severance from employment within the meaning of Code Section 401(k)(2)(B)(i)(I), or (b) he or she receives a lump sum distribution (as defined in Code Section 401(k)(10)) of his or her vested Accounts in connection with the termination of the Plan without establishment or maintenance of another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)).

9.16 Direct Rollovers.

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s (as defined below) election under this Section 9.16, a distributee may elect, at the time and in the manner prescribed by the Trustees, to have any portion of an eligible rollover distribution that is $200 or greater paid directly to an eligible retirement plan specified by the distributee in a direct rollover. In addition, if the amount of the eligible rollover distribution is greater than $500, the distributee may elect to have a portion of such total amount paid directly to an eligible retirement plan with the balance paid to the distributee, provided that the portion transferred to the eligible retirement plan is an amount not less than $500.

(b)	The following are definitions for purposes of this Section 9.16:

(i)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(ii)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. To the extent federal law so provides, an “eligible retirement plan” also includes the federal Thrift Savings Plan. If the distributee is a Designated Beneficiary who is not a surviving spouse of the Employee or former Employee, an eligible retirement plan shall only include an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

(iii)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are distributees regard to the interest of the spouse or former spouse. A distribute shall also include any Designated Beneficiary who is not the spouse of the Employee or former Employee.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)	A distribution subject to this Section 9.16 may not commence prior to thirty (30) days after the notice required under Treas. Reg. §1.411(a)-11(c) is given, unless:

(i)	the Trustees clearly inform the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

(d)	Effective date. This subsection 9.16(d) shall apply to distributions made after December 31, 2001.

(i)	Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in this Section 9.16 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(ii)	Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in this Section 9.16 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(iii)	Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in this Section 9.16 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(e)	Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 9.4, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Sections 9.16(a) through (c) above, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

(f)	Notwithstanding any other provision of the Plan, a direct rollover of a distribution from a Roth Contribution Subaccount under the Plan will only be made to another Roth Contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

(g)	Notwithstanding any other provision of the Plan, unless otherwise provided by the Plan Administrator, the Plan will accept a rollover contribution to a Roth Contribution Account only if it is a direct rollover from another Roth Contribution account under an applicable retirement plan as defined in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(h)	The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Contribution Account if the amounts of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Contribution Account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Contribution Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

(i)	The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution if the amount rolled over is at least $500 are applied by treating any amount distributed from the Participant’s Roth Contribution Account as a separate distribution from any amount distributed from the Participant’s other accounts in the Plan, even if the amounts are distributed at the same time.

9.17 Income Tax Withholding. The amount distributed to a Participant or Beneficiary under the Plan shall, notwithstanding any provision herein to the contrary, be reduced to the extent necessary to comply with income tax withholding rules under the Code and any relevant state and local rules.

ARTICLE X

AMENDMENT AND TERMINATION

10.1 Amendment. The Company shall have the right to amend or terminate the Plan at any time by resolution of its Board of Directors. No amendment shall reduce the allocations made to the Accounts of a Participant immediately preceding the effective date of the amendment. No amendment shall have the effect of eliminating or reducing a subsidy or an early retirement benefit (as defined in Treasury regulations issued under Code Section 411(d)(6)), or impermissibly eliminating an optional form of benefit, with respect to benefits attributable to service prior to the effective date of amendment. The Company’s modification of Schedules A and B shall not be deemed an amendment or termination of the Plan.

10.2 Termination. The Plan will terminate as to all of the Employers on any day specified by the Company. The Plan will terminate as to any Employer on the first to occur of the following:

(a)	the date the company terminates the Plan as to an Employer;

(b)	the date that Employer completely discontinues its contributions under the Plan;

(c)	the date that Employer is judicially declared bankrupt or insolvent under Chapter 7 of the U.S. Bankruptcy Code; or

(d)	the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets.

10.3 Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other Plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

10.4 Vesting and Distribution on Termination and Partial Termination. On termination of the Plan in accordance with Section 10.2 or on partial termination of the Plan, by operation of law, the date of termination or partial termination, as the case may be, will be an Accounting Date and, after all adjustments then required have been made, each affected Participant’s benefits will be nonforfeitable. Subject to the requirements of Article IX, and notwithstanding any other provision of the Plan, upon termination of the Plan, the Plan Administrator may elect to make all distributions resulting from the termination in a single-lump sum payment in cash. All appropriate accounting provisions of the Plan will continue to apply until the Plan distributes all benefits of all affected Participants.

10.5 Notice of Amendment, Termination or Partial Termination. Affected Participants and Beneficiaries will be notified of an amendment, termination or partial termination of the Plan to the extent required by law.

10.6 Transfer from Other Qualified Plans. With the consent of the Plan Administrator, an Employer may cause to be transferred to the Trustees all or any of the assets held in respect to any other plan or trust which satisfied the applicable requirements of the Code relating to qualified plans and trust provided no such transfers will be accepted from a defined benefit plan (as described in Code Section 414(j)) or a defined contribution plan (as described in Code Section 414(i)) which is subject to the funding standards of Code Section 412. Any such assets so transferred shall be accompanied by written instructions from the trustee, custodian, individual or other party holding such assets, setting forth the participants for whose benefit such assets have been transferred and showing separately the respective contributions by the Participants and by the former Employer and the current value of the assets attributable thereto.

10.7 Transfer to Other Qualified Plans. The Company by written direction to the Trustees may transfer some or all of the assets held under the Trust to another plan or trust meeting the requirements of the Internal Revenue Code relating to qualified plans and trusts. However, prior to the transfer of any Employer securities, the Plan Administrator must be satisfied that the holding of such securities is permitted by the transferee trust. Upon receipt of such written direction, the Trustees shall cause to be transferred the assets so directed.

10.8 Elective Transfers to and from Other Qualified Plans. To the extent permitted under U.S. Treasury regulations or other Internal Revenue Service guidance, with the consent of the Plan Administrator, a Participant may elect to transfer his or her Account to another qualified defined contribution plan in connection with an asset or stock acquisition, merger, or similar transaction, in connection with a change in employment status, or in connection with any other event set forth in such regulations or guidance. In addition, to the extent permitted under U.S. Treasury regulations or other Internal Revenue Service guidance, a Participant may elect to transfer his or her Account to another qualified plan if the Participant’s Account is distributable but the Participant is not eligible to receive an immediate single-sum distribution of his or her vested benefit that would consist entirely of an eligible rollover distribution. An employee or Participant also may, with the consent of the Plan Administrator, make any such transfer from another qualified plan to this Plan.

ARTICLE XI

TOP-HEAVY PROVISIONS

11.1 In General. If, as of the day immediately preceding the first day of any Plan Year (the “Determination Date”), the aggregate present value of the Account balances of all “Key Employees” and their Beneficiaries exceeds sixty percent (60%) of the aggregate present value of the Account balances of all Participants and Beneficiaries, the amendment specified in this Article XI will automatically become effective as of the first day of the Plan Year. An Employee’s Account balances as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The aggregate present value of the Account balances of a Participant who has not performed any services for the Company during the one-year period ending on the Determination Date shall not be taken into account. This calculation is made in accordance with Code Section 416(g), taking into consideration plans that are considered part of the Aggregation Group. The term “Aggregation Group” shall include each plan of an Employer or Related Company which includes a Key Employee and each plan of an Employer or Related Company which allows this Plan to meet the requirements of Code Sections 401(a)(4) or 410, and may include any other plan of an Employer or Related Company, if the Aggregation Group would continue to meet the requirements of Code Sections 401(a)(4) and 410. The amendments that will take effect under this Article XI are:

(a)	the vesting schedule in Section 8.1 will be modified to the following schedule:

Number of Years of Vesting Service	Vested Percentage
Less than one (1) year	Zero percent (0%)
One (1) year but less than two (2) years	Twenty-five percent (25%)
Two (2) years but less than three (3) years	Fifty percent (50%)
Three (3) years or more	One hundred percent (100%)

(b)	the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is not a Key Employee, and is employed by an Employer on the last day of the applicable Plan Year, may not be less than the lesser of:

(i)	three percent of his or her compensation for the Plan Year, or

(ii)	a percentage of compensation equal to the largest percentage obtained by dividing the sum of the amounts contributed to the Tax Deferred Contribution

Account, Employer Matching Contribution Account and any other Employer Contribution Account of any Key Employee for that Plan Year by that employee’s compensation.

Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

The preceding provisions will remain in effect for the period in which the Plan is top-heavy. If, for any particular years thereafter, the Plan is no longer top-heavy, the Company may amend or delete such provisions from the Plan, except that the vesting schedule described in paragraph (a) of this Article XI may not be made less favorable for any Participant who has then completed three or more Years of Service, and no amendment may cause any previously vested portion of any Account balance to become forfeitable and any Participant with more than three Years of Service shall select which vesting schedule shall apply to his or her vesting in Accounts for such Plan Years.

“Compensation” as used in this Article XI is “compensation” as defined in Code Section 414(q)(4).

ARTICLE XII

PLAN ADMINISTRATION

12.1 Plan Administrator. The Company shall be the administrator of the Plan and shall have the rights, duties and obligations of an “administrator” as that term is defined in section 3(16)(A) of ERISA, and of a “plan administrator” as that term is defined in section 414(g) of the Code. The Company may delegate any of its rights, duties and obligations to either (i) a person or committee or (ii) a third party recordkeeper as determined by the Company from time to time. The Plan Administrator and its delegates shall have full discretionary authority to construe and interpret the Plan, and to decide all matters arising under it, including eligibility for Plan participation and entitlement to Plan benefits. The determinations of the Plan Administrator and its delegates shall be final and binding on all parties, including, without limitation, the Company, any other Employer, Employees, Participants, former Participants, Beneficiaries and Alternate Payees (as defined in Section 9.11), except as otherwise provided by law. The Trustees, the Plan Administrator and its delegates shall be “named fiduciaries,” as described in section 402 of ERISA, with respect to their respective authority under the Plan.

12.2 Powers and Duties of Plan Administrator.

(a)	The Plan Administrator shall have full power and discretion to administer the Plan and to construe and apply all of its provisions. The Plan Administrator’s powers and duties, unless properly delegated, shall include, but shall not be limited to:

(i)	Designating agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

(ii)	Deciding questions relating to eligibility, continuity of employment, and amounts of benefits.

(iii)	Deciding disputes that may arise with regard to the rights of Employees, Participants and Beneficiaries, and their legal representatives, under the terms of the Plan. Decisions by the Plan Administrator or its delegate will be deemed final in each case.

(iv)	Obtaining information from the Employers with respect to their Employees as necessary to determine the rights and benefits of Participants under the Plan. The Plan Administrator or its delegate may rely conclusively on such information furnished by the Employer.

(v)	Compiling and maintaining all records necessary for the Plan.

(vi)	Authorizing the payment of all benefits as they become payable under the Plan.

(vii)	Engaging such legal, administrative, consulting, actuarial, investment, accounting, and other professional services as the Plan Administrator deems proper.

(viii)	Adopting rules and regulations for the administration of the Plan that are not inconsistent with the Plan. The Plan Administrator or its delegate may, in a nondiscriminatory manner, waive the timing requirements of any notice or other requirements described in the Plan. Any such waiver will not obligate the Plan Administrator or its delegate to waive any subsequent timing or other requirements for other Participants.

(ix)	Interpreting and approving qualified domestic relations orders, as defined in section 414(p) of the Code.

(x)	Performing other actions provided for in other parts of this Plan.

(xi)	Correcting administrative errors or mistakes of fact.

(xii)	Making factual determinations.

(xiii)	Recovery of overpayments of Plan benefits.

(b)	The Plan Administrator shall have responsibility for:

(i)	Allocating fiduciary responsibility, other than trustee responsibilities defined in ERISA section 405(c), among fiduciaries, and designation of additional fiduciaries.

(ii)	Selection of insurance contracts to provide benefits hereunder.

12.3 Actions by Committee. In the case of any committee delegated authority by the Plan Administrator under this Article XII, a majority of its members at any time will constitute a quorum. The committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The committee will appoint a Chairperson and a Secretary. The Secretary will record all action taken by the committee. The committee will have authority to designate in writing one of its members or any other person as the person authorized to execute papers and perform other ministerial duties on behalf of the committee.

12.4 Interested Committee Members. No member of a committee with authority under this Article XII will participate in an action of the committee on a matter that applies solely to that member. Such matters will be determined by a majority of the remainder of the committee.

12.5 Indemnification. In the case of any person or committee with authority under this Article XII, the Company, by the adoption of this Plan, indemnifies and holds the such person or committee members, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such member may be entitled by any contract or other instrument or as a matter of law.

12.6 Conclusiveness of Action. Any action on matters within the discretion of the Plan Administrator will be conclusive, final, and binding upon all Participants in the Plan and upon all persons claiming any rights, including Beneficiaries.

12.7 Payment of Expenses. The members of any committee granted authority under this Article XII will serve without compensation for their services. The compensation or fees of consultants, accountants, counsel and other specialists and any other costs of administering the Plan or Trust Fund, will be paid by the Trust Fund unless, at the discretion of the Plan Administrator, paid by the Employer.

12.8 Claims Procedure. The Plan Administrator or its delegate shall make all determinations as to the right of any person to a benefit under the Plan. If the Plan Administrator or its delegate denies in whole or part any claim for a benefit under the Plan by a Participant or a Beneficiary or his or her authorized representative (“claimant”), the Plan Administrator or its delegate shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension shall not exceed the period of 90 days from the end of such initial period; provided, however, that in the event the claimant fails to submit information necessary to decide a claim, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or its delegate expects to render the final decision.

The written or electronic notice which the Plan Administrator or its delegate shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:

(a)	The specific reason or reasons for the denial;

(b)	Specific reference to pertinent Plan provisions on which the denial is based;

(c)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on review.

A claimant may request that the Plan Administrator review the claim denial. Such request shall be made in writing and shall be presented to the Plan Administrator or its delegate not more than 60 days after receipt by the claimant of notification of the denial of a claim. The claimant shall be provided, upon a written request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. The claimant shall also have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and the Plan Administrator or its delegate shall take into account all such information submitted without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator or its delegate shall make its decision on review not later than 60 days after receipt of the claimant’s request for review, unless special circumstances require an extension of time, in which case written notice of the extension and circumstances shall be provided to the claimant prior to the termination of the initial 60-day period and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s claim for benefits; and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant’s right to bring an action under ERISA §502(a).

A claimant must exhaust the administrative remedies under the Plan prior to bringing a cause of action under the Plan.

12.9 Restriction on Venue and Limitations on Actions. Any Participant or Beneficiary can bring an action in connection with the Plan only in Federal District Court in Cedar Rapids, Iowa. The Participant or Beneficiary must bring the cause of action within two years of the initial adverse benefit determination.

Schedule A

(Effective January 1, 2007)

Payments under certain short-term incentive compensation plans set forth below shall be included in the definition of “Compensation” in Section 2.12 of the Plan.

•	AEGON USA, Inc. Employee Incentive Plan

•	AEGON USA, Inc. Short Term Incentive Plan

•	AFP Supplemental Bonus Plan for SOX Employees

•	TCI Bonus Plans

•	Transamerica Finance Corporation Retention & Incentive Compensation Plan (excluding Retention & Home Run Bonus)

•	Transamerica Investment Management, LLC Bonus Payment Plan

•	Transamerica Investment Management, LLC Portfolio Management Incentive Compensation Plan

•	Transamerica Reinsurance Sales Compensation Program

•	Transamerica Reinsurance Variable Pay Plan

•	Transamerica Retirement Services Variable Pay Plan

SCHEDULE B

PARTICIPATING EMPLOYERS

Name	Participation Effective Date
AEGON Direct Marketing Services, Inc.	January 1, 2007

AEGON USA Realty Advisors, Inc.	January 1, 2007

Clark Consulting, Inc.	March 13, 2007

Life Investors Insurance Company of America	January 1, 2007

Monumental Life Insurance Company	January 1, 2007

Premier Solutions, Inc.	January 1, 2007

Stonebridge Life Insurance Company	January 1, 2007

Transamerica Capital, Inc.	January 1, 2007

Transamerica Financial Life Insurance Company	January 1, 2007

Transamerica Investment Services, Inc.	January 1, 2007

Transamerica Life Insurance Company	January 1, 2007

Transamerica Occidental Life Insurance Company	January 1, 2007

Western Reserve Life Assurance co. of Ohio	January 1, 2007

World Financial Group, Inc.	January 1, 2007